UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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Nine Energy Service, Inc.
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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2021

The 2021 Annual Meeting of Stockholders of Nine Energy Service, Inc. (the “Annual Meeting”) will be held at 8:30 a.m., Central Time, on May 3, 2021, via a live webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2021” and control number on your proxy card, for the following purposes:

1.    To elect the three nominees for Class III Directors named in the accompanying proxy statement, to serve until the 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.    To approve the First Amendment to the 2011 Stock Incentive Plan; and

4.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends you vote (i) “FOR” the election of each of the nominees to the Board, (ii) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors and (iii) “FOR” the approval of the First Amendment to the 2011 Stock Incentive Plan.

The Board of Directors has fixed March 5, 2021 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. Central Time.

We are pleased this year to conduct the Annual Meeting solely online via the Internet through a live webcast and online stockholder tools. We are conducting the Annual Meeting solely online due to the continuing impact of and uncertainty surrounding the coronavirus pandemic and to support the health and well-being of our stockholders, however, we also believe a virtual format facilitates stockholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our stockholders. This format empowers stockholders around the world to participate at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights.

If you were a stockholder at the close of business on March 5, 2021, you may access the Annual Meeting via a webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2021” and control number on your proxy card. If you hold your shares through a bank, broker or other holder of record, and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote at https://web.lumiagm.com/238810512. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 26, 2021, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the following mailing address, e-mail address or facsimile number: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219; E-mail: proxy@astfinancial.com; Facsimile No.: 718-765-8730.

Your vote is very important. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or by submitting your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope you will receive.

By Order of the Board of Directors

Ann G. Fox

President, Chief Executive Officer and Director

Houston, Texas

March 8, 2021

Important Notice Regarding the Availability of Proxy Materials for the Nine Energy Service, Inc.

Stockholder Meeting to be Held on May 3, 2021

The Proxy Materials, including our 2020 Annual Report, are available at https://investor.nineenergyservice.com.

i

NINE ENERGY SERVICE, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 3, 2021

This Proxy Statement contains information related to the Nine Energy Service, Inc. 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Nine Energy Service, Inc. (either individually or together with its subsidiaries, as the context requires, the “Company,” “Nine,” “we,” “us” and “our”) is a Delaware corporation that was incorporated in February 2013. Nine is an oilfield services company that provides services integral to the completion of unconventional wells through a full range of tools and methodologies and provides a range of production enhancement and well workover services. Our principal offices are located at 2001 Kirby Drive, Suite 200, Houston, TX 77019.

Meeting Date and Location

The Annual Meeting will be held at 8:30 a.m., Central Time, on May 3, 2021, via a live webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2021” and control number on your proxy card. This Proxy Statement is first being made available to our stockholders beginning on March 8, 2021.

You can find supplemental information about the Annual Meeting at https://investor.ninenergyservice.com.

Online Meeting

We are pleased this year to conduct the Annual Meeting solely online via the Internet through a live webcast and online stockholder tools. We are conducting the Annual Meeting solely online due to the continuing impact of and uncertainty surrounding the coronavirus pandemic and to support the health and well-being of our stockholders, however, we also believe a virtual format facilitates stockholder attendance and participation by leveraging technology to allow us to communicate more effectively and efficiently with our stockholders. This format empowers stockholders around the world to participate at no cost. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:

•

We Encourage Questions. Stockholders have multiple opportunities to submit questions for the meeting. Stockholders may submit a question online in advance or live during the meeting, following the instructions below. During the meeting, we will answer as many appropriate stockholder-submitted questions as time permits. Following the Annual Meeting, we will publish an answer to each appropriate question we received on our Investor Relations website at https://investor.nineenergyservice.com as soon as practical.

•

We Believe in Transparency. Although the live webcast is available only to stockholders at the time of the meeting, following completion of the Annual Meeting, a webcast replay, final report of the inspector of election, and answers to all questions asked by investors in connection with the Annual Meeting will be posted to our Investor Relations website at https://investor.nineenergyservice.com.

•	We Proactively Take Steps to Facilitate Your Participation. During the Annual Meeting, we will offer live technical support for all stockholders attending the meeting.

Meeting Admission

You are entitled to attend and participate in the virtual Annual Meeting only if you were a stockholder as of the close of business on March 5, 2021 or if you hold a valid proxy for the Annual Meeting. If you are not a stockholder, you may still view the meeting after the recording has been posted on our Investor Relations website.

Attending Online. If you plan to attend the Annual Meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Annual Meeting online, you will not be able to participate in the Annual Meeting.

If you were a stockholder at the close of business on March 5, 2021, you may access the Annual Meeting via a webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2021” and control number on your proxy card. If you hold your shares through a bank, broker or other holder of record, and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote at https://web.lumiagm.com/238810512. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 26, 2021, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the following mailing address, e-mail address or facsimile number: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219; E-mail: proxy@astfinancial.com; Facsimile No.: 718-765-8730.

Stockholders of record—those holding shares directly with American Stock Transfer and Trust Company LLC—will be on a list maintained by the inspector of elections.

“Beneficial” or “street name” stockholders—those holding shares through a broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 8:30 a.m., Central Time. We will have technicians ready to assist if you have difficulties accessing the virtual meeting during the check-in time or during the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the Annual Meeting, please call 929-283-0369.

Asking Questions. Stockholders have multiple opportunities to submit questions for the Annual Meeting. Stockholders who wish to submit a question in advance may do so at the Company’s website https://investor.nineenergyservice.com/information-request/contact-us. Stockholders also may submit questions live during the meeting. We plan to reserve at least 20 minutes for stockholder questions to be read and answered by Company personnel during the meeting. Stockholders can also access copies of this Proxy Statement and annual report at our Annual Meeting website. In submitting questions, please note that we will only address questions that are germane to the matters being voted on at our Annual Meeting.

Vote Before or During the Meeting

Whether you are a stockholder of record or a beneficial stockholder, you may direct how your shares are voted without participating in the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the following methods (i) over the internet at www.voteproxy.com, (ii) by telephone at 1-800-776-9437 in the United States (or 1-718-921-8500 from foreign countries from any touch-tone telephone), or (iii) by completing, signing and returning the proxy card previously sent to you with the proxy materials.

Voting online during the meeting will replace any previous votes, and the online polls will close at approximately 11:59 pm Central Time on May 2, 2021.

Outstanding Securities

Only holders of record of our common stock, par value $0.01 per share, at the close of business on March 5, 2021, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 31,555,321 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other item to be voted on at the Annual Meeting.

Proxy Voting

Shares that are properly voted via the Internet or by telephone or for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board named herein, “FOR” the ratification of the appointment of our independent auditors and “FOR” the approval of the First Amendment to the 2011 Stock Incentive Plan. It is not expected that any additional matters will be brought before the Annual Meeting, but if other matters are properly presented, the persons named as proxies in the proxy card or their substitutes will vote in their discretion on such matters.

Voting via the Internet or by telephone helps save money by reducing postage and proxy tabulation costs. To vote by any of these methods, read this Proxy Statement, have your proxy card or voting instruction form in hand, and follow the instructions below for your preferred method of voting. Each of these voting methods is available 24 hours per day, seven days per week.

ABOUT THE ANNUAL MEETING

What is the Purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon the following matters:

(1)

Proposal 1: to elect the three director nominees named in this Proxy Statement to serve as Class III Directors until the 2024 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

(2)	Proposal 2: to ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021; and

(3)	Proposal 3: to approve the First Amendment to the 2011 Stock Incentive Plan.

We will also consider and vote upon any other business that is properly presented at the Annual Meeting (or any adjournments or postponements thereof). In addition, members of our management team will report on our business and financial performance during the year ended December 31, 2020, and respond to your questions regarding the same.

Who is Entitled to Vote at the Annual Meeting?

Only stockholders as of the record date are entitled to attend the Annual Meeting.

Stockholders of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered, with respect to those shares, the stockholder of record. If you are a stockholder of record or an appointed proxyholder of a stockholder of record, you may access the Annual Meeting via a webcast that can be accessed at https://web.lumiagm.com/238810512 using the password “nine2021” and control number on your proxy card. You may vote during the meeting by following the instructions that will be available on the virtual meeting website during meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” (that is, shares held in the name of your broker, bank or other nominee) and your broker, bank or other nominee (or, Cede & Co., as the case may be) is considered the stockholder of record. If you hold your shares in “street name,” and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. The stock transfer agent will then provide you with a control number that you can use to vote at https://web.lumiagm.com/238810512. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 26, 2021, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the following mailing address, e-mail address or facsimile number: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219; E-mail: proxy@astfinancial.com; Facsimile No.: 718-765-8730.

How Many Votes Can I Cast?

You are entitled to one vote for each share of common stock you owned on the record date on each matter presented at the Annual Meeting.

How do I Vote My Shares?

•	Stockholders of Record: Stockholders of record may vote their shares during the meeting or submit a proxy to have their shares voted by one of the following methods:

○

By Internet. You may submit a proxy electronically on the Internet by following the instructions on the proxy card accompanying the Proxy Materials you received by mail. Please have the proxy card in hand when you log onto the website. Internet voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

○

By Telephone. You may submit a proxy by telephone (from U.S. and Canada only) by using the toll-free number listed on the proxy card accompanying the Proxy Materials you received by mail. Please have the proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day, 7 days a week, and will close at 11:59 p.m., Eastern Time, the day before the Annual Meeting.

○

By Mail. You may indicate your vote by completing, signing and dating the proxy card accompanying the Proxy Materials you received by mail and returning it to the Company in the enclosed reply envelope.

•

Street Name Stockholders: Since your shares are held in “street name” (that is, in the name of your broker, bank or other nominee), you are considered the beneficial owner of shares held in “street name” (or the “street name stockholder”) and our Proxy Materials are being forwarded to you by your broker, bank or other nominee, which is considered, with respect to those shares, the stockholder of record. As the street name stockholder, you have the right to direct the stockholder of record how to vote. Street name stockholders may generally vote their shares during the meeting or submit a proxy to have their shares voted by one of the following methods:

○

By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information provided by the stockholder of record for your shares to determine whether you may submit your vote by mail, telephone or electronically on the Internet.

○

During the Meeting with a Proxy from the Stockholder of Record. If you hold your shares in “street name,” and you plan to vote during the meeting, you must first contact your bank, broker or agent to obtain a legal proxy, then register your legal proxy with American Stock Transfer & Trust LLC, the Company’s stock transfer agent, prior to the meeting. Requests to register your legal proxy must be received by 5:00 p.m., Eastern Time, on April 26, 2021, and must be labeled as “Legal Proxy.” These requests should be directed in writing to the stock transfer agent at the following mailing address, e-mail address or facsimile number: American Stock Transfer & Trust Company LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219; E-mail: proxy@astfinancial.com; Facsimile No.: 718-765-8730.

Can I Revoke my Proxy?

If you own common stock of record, you may revoke your proxy or change your voting instructions at any time before your shares are voted at the Annual Meeting by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy (via the Internet or telephone or by returning a proxy card) bearing a later date or by attending the virtual Annual Meeting and voting during the meeting.

A stockholder owning common stock in street name may revoke or change voting instructions by contacting the bank, brokerage firm, or other nominee holding the shares or by obtaining a legal proxy from such institution and voting during the meeting at the virtual Annual Meeting.

What is a Quorum?

A majority of the issued and outstanding shares of common stock entitled to vote, present online or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting.

What Vote is Required to Approve Each Proposal?

Directors are elected by a “plurality” voting standard, which means that the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Because the three nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors, abstentions and broker non-votes will not affect the outcome of the voting on the elections.

For all other matters proposed for a vote at the Annual Meeting, the affirmative vote of a majority of the outstanding shares of common stock present online or represented by proxy and entitled to vote on the matter is required to approve the matter. For these matters, abstentions will count as votes “against.”

The recommendations of the Board are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote as follows:

•	FOR each of the persons named in this Proxy Statement as the Board’s three director nominees for election as Class III Directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

•	FOR the approval of the First Amendment to the 2011 Stock Incentive Plan.

Whom should I contact with questions about the Proxy Materials or the Annual Meeting?

If you have any questions about the Proxy Materials or the Annual Meeting, please contact Nine Energy Service, Inc. at 2001 Kirby Drive, Suite 200, Houston, Texas 77019, Attn: Corporate Secretary or by email at Investors@nineenergyservice.com.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board is currently comprised of nine members. Our directors are divided into three classes serving staggered three-year terms with three members in each class. Class I, Class II and Class III directors serve until our annual meetings of stockholders in 2022, 2023 and 2021, respectively or until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation or removal from office. David C. Baldwin, Curtis F. Harrell and Darryl K. Willis are assigned to Class I and Scott E. Schwinger, Gary L. Thomas and Andrew L. Waite are assigned to Class II. Mark E. Baldwin, Ernie L. Danner and Ann G. Fox are assigned to Class III and are standing for election at the Annual Meeting. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired.

The Board, based on the recommendation of the Nominating, Governance and Compensation Committee, proposed that the following three nominees be elected at the Annual Meeting, each of whom if elected will hold office until our annual meeting of stockholders in 2024 or until his successor shall have been elected and qualified:

•	Mark E. Baldwin
•	Ernie L. Danner
•	Ann G. Fox

Each of the nominees is currently a director of the Company. Biographical information for each nominee is contained in the “Directors and Executive Officers” section below.

Although the Board expects that the three nominees will be willing and available to serve as directors, if any of them should be unwilling or unable to serve, the Board may decrease the size of the Board or may designate substitute nominees, and the proxies will be voted in favor of any such substitute nominees.

Vote Required

The election of directors in this Proposal No. 1 requires the affirmative vote of a plurality of the votes validly cast at the election. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board as set forth in “Proposal 1—Election of Directors” above, the executive officers of the Company and the Company’s Board will be the following:

Name	Age	Position	Director Class	Independent
Ann G. Fox	44	President, Chief Executive Officer and Director	Class III	No
Ernie L. Danner	66	Chairman of the Board	Class III	Yes
David C. Baldwin	58	Director	Class I	Yes
Mark E. Baldwin(1)	67	Director	Class III	Yes
Curtis F. Harrell(1)(2)	57	Director	Class I	Yes
Scott E. Schwinger(2)	56	Director	Class II	Yes
Gary L. Thomas(1)(2)	71	Director	Class II	Yes
Andrew L. Waite	60	Director	Class II	Yes
Darryl K. Willis(1)(2)	51	Director	Class I	Yes
David Crombie	47	Executive Vice President and Chief Operating Officer
Guy Sirkes	35	Senior Vice President and Chief Financial Officer
Edward Bruce Morgan	53	President, Wireline
Theodore R. Moore	43	Senior Vice President, General Counsel and Secretary

(1)    Member of the Audit Committee.

(2)    Member of the Nominating, Governance and Compensation Committee.

In evaluating the nominees for the Board of Directors, the Board and the Nominating, Governance and Compensation Committee took into account the qualities they seek for directors, as discussed below under “Corporate Governance” and “Board Meetings and Committees,” and the directors’ individual qualifications, skills, and background that enable the directors to effectively and productively contribute to the Board’s oversight of the Company. These individual qualifications and skills are included below in each nominee’s biography. There are no family relationships among any of our directors or executive officers, except that Mr. David Baldwin and Mr. Mark Baldwin are brothers.

BOARD LEADERSHIP

Ann G. Fox, President, Chief Executive Officer and Director (Class III Director). Ms. Fox has served as the President, Chief Executive Officer and Director of the Company since July 2015, and from February 2013 to July 2015, Ms. Fox served the Company as Chief Financial Officer and Vice President, Strategic Development. In addition, Ms. Fox served as the Interim Chief Financial Officer of the Company from September 2017 to December 2017 and previously served in such capacity from July 2015 through April 2017. From December 2008 to February 2013, Ms. Fox served in various positions with SCF Partners, a private equity firm specializing in investments in the energy services industry. Ms. Fox became a Managing Director of SCF Partners in December 2012. Prior to joining SCF Partners, Ms. Fox served in the United States Marine Corps. During her service, Ms. Fox worked with a small team embedded in the South of Iraq in order to ensure Iraqi Security Force combat operations were consistent with the application of US counterinsurgency tactics. Ms. Fox has also served as an Investment Banking Analyst for both Prudential Securities and Warburg Dillon Read in New York. Ms. Fox holds a Bachelor of Science in Diplomacy and Security in World Affairs from Georgetown University’s Walsh School of Foreign Service and an M.B.A. from the Harvard Business School and is currently a member of the Harvard Business School Alumni Board. Ms. Fox also currently serves on the board of the Devon Energy Corporation, which she joined in June 2019 and is on the board of trustees of Groton School.

We believe that Ms. Fox’s leadership experience, industry experience and deep knowledge of our business and our customers make her well qualified to serve as our President, Chief Executive Officer and Director.

Ernie L. Danner (Class III Director; Chairman of the Board). Mr. Danner has served as the Company’s Chairman of the Board since the consummation of the merger of Beckman Production Services, Inc. with and into the Company on February 28, 2017. From 1998 until his retirement in October 2011, Mr. Danner was employed by Universal Compression Holdings, Inc., which became Exterran Holdings, Inc. following a merger with Hanover Compressor Company in August 2007. Mr. Danner joined Universal Compression Holdings in 1998 as its Chief Financial Officer and served in various positions of increasing responsibility, including as Chief Operating Officer from July 2006 through August 2007. From August 2007 to October 2011, Mr. Danner served as a director of Exterran Holdings and of Exterran GP, LLC, and beginning in July 2009, he also served as President and Chief Executive Officer of both companies. Mr. Danner served as a director at Copano Energy, L.L.C. from 2004 to 2013. Mr. Danner holds a Bachelor of Arts degree and a Master of Arts degree in Accounting from Rice University. In 2011, Mr. Danner joined Beckman Production Services, Inc., which, prior to the merger of Beckman with and into the Company, operated as a well services company, where he served as the President, Chief Executive Officer and Chairman until the merger of the Company in February 2017.

We believe that Mr. Danner’s extensive leadership, financial and operational experience in the energy industry, particularly with respect to his leadership involvement in Beckman Production Services, Inc., make him well qualified to serve as our Chairman of the Board.

David C. Baldwin, Director (Class I Director). Mr. Baldwin has served as a Director of the Company since February 28, 2017 and served on Beckman Production Services, Inc.’s board of directors prior to its merger with and into the Company on that date. Mr. David C. Baldwin serves as Co-President of SCF Partners since April 2014 and has served as its Managing Director since 1999. Mr. Baldwin is responsible for overseeing U.S. based investments and creating investment platforms around emerging energy trends. Mr. Baldwin joined SCF Partners in 1991. From September 2002 to April 2004, he served as President and Chief Executive Officer of Integrated Production Services, Ltd. He served as Chief Financial Officer and Vice President of ION Geophysical Corporation from June 1999 to January 2000. He started his career as a Drilling and Production Engineer with Union Pacific Resources. He later went on to start an energy consulting business and worked for General Atlantic Partners. He currently serves on the Board of Directors of Forum Energy Technologies (NYSE: FET), Select Energy Services, Inc. (NYSE: WTTR), and Oil Patch Group, Inc. Additionally he is a Trustee of The Center, The Center Foundation, The Baylor College of Medicine, and Baylor St. Luke’s Medical Center Hospital. Mr. Baldwin received both a B.S. degree in Petroleum Engineering in 1980, and M.B.A. degree from the University of Texas at Austin.

We believe that Mr. Baldwin’s experience in the private equity industry, board experience and overall knowledge of our business operational strategy, make him well qualified to serve as a Director on our board of directors. Further, his service as a Co-President of the ultimate general partner of our largest stockholder provides a valuable perspective into its insights and interests.

Mark E. Baldwin, Director (Class III Director). Mr. Baldwin has served as a Director of the Company since May 10, 2013. Mr. Baldwin has been a Director of KBR, Inc. (NYSE: KBR), since October 3, 2014 and Director of TETRA Technologies, Inc. (NYSE: TTI), since January 16, 2014. He served as a Director of Seahawk Drilling, Inc. from 2009 to 2011. He served as the Chief Financial Officer and Executive Vice President of Dresser-Rand Group Inc. from 2007 to 2013 and as the Chief Financial Officer, Executive Vice President and Treasurer of Veritas DGC Inc. from 2004 to 2007. From 2003-2004 he was an Operating Partner of First Reserve Corporation. He served as the Chief Financial Officer and Executive Vice President of Nextiraone, LLC from 2001 to 2002. He served as Chairman of the Board of Pentacon, Inc. from November 1997 to 2001 and served as its Chief Executive Officer from September 1997 to 2001. From 1980 to 1997, he served in a variety of finance and operations positions with Keystone International Inc., including Treasurer, Chief Financial Officer and President of the Industrial Valves and Controls Group. For the three years ending in 1980, he served as an Accountant with a national accounting firm. Mr. Baldwin holds a B.S. in Mechanical Engineering from Duke University and an MBA from Tulane University.

We believe that Mr. Baldwin’s financial and operational experience with public companies and his extensive knowledge of the energy industry make him well qualified to serve as a Director on our board of directors.

Curtis F. Harrell, Director (Class I Director). Mr. Harrell has served as a Director of the Company since the consummation of the merger of Beckman Production Services, Inc. with and into the Company on February 28, 2017. Mr. Harrell currently serves as President and Chief Executive Officer of Citation Oil & Gas Corp., one of the largest privately-held independent oil & gas acquisition, development and production companies in the United States. Mr. Harrell joined Citation in 2002 where he took on the position of Executive Vice President and Chief Financial Officer. In 2004, Mr. Harrell was promoted to President, Chief Operating and Financial Officer and in 2008, Mr. Harrell was named President and Chief Executive Officer. He served as Executive Vice President and Chief Financial Officer of Brigham Exploration Company from 1998 to 2002. From 1996 to 1998, Mr. Harrell served as Executive Vice President and Partner at R. Chaney & Company, Inc., where he managed R. Chaney & Company, Inc.’s investment origination efforts in the U.S., focusing on investments in corporate equity securities of energy companies in the exploration and production and oilfield service industry segments. From 1994 to 1996, Mr. Harrell served as Director of Domestic Corporate Finance for Enron Capital & Trade Resources, Inc., where he was responsible for initiating and executing a variety of debt and equity financing transactions for independent exploration and production companies. Before Enron Capital & Trade Resources, Mr. Harrell spent eight years working in corporate finance and reservoir engineering positions for two public independent exploration and production companies, Kelley Oil & Gas Corporation and Pacific Enterprises Oil Company, Inc. He previously served as a Director of Carlile Bancshares, Inc. from 2010 to 2017, as a Director of Brigham Exploration Co. from 1999 to 2003, and as a member of Yellowstone Academy Board of Directors, the premier school in Houston’s Historic Third Ward Community. Mr. Harrell has over twenty-eight years of experience in corporate finance and management. Mr. Harrell holds a B.S. in Petroleum Engineering from the University of Texas at Austin and M.B.A. from Southern Methodist University.

We believe that Mr. Harrell’s extensive experience as an executive officer of other oil and natural gas companies, and his strategic, operational and financial expertise in the oil and natural gas industry make him well qualified to serve as a Director on our board of directors.

Scott E. Schwinger (Class II Director). Mr. Schwinger was appointed as a Director of the Company on May 25, 2017. Mr. Schwinger is the President of McNair Interests. For the past 25 plus years, Mr. Schwinger has held positions with various companies previously owned, directly or indirectly, by Robert C. McNair including President of Palmetto Partners Ltd. and RCM Financial Services, L.P., Senior Vice President and Chief Financial Officer for the Houston Texans, a National Football League franchise, and Vice President of Cogen Technologies. In April 2010, he was named the CEO of The McNair Group (which became McNair Interests in 2018). In his role, he oversees the investment and management activities for the McNair group of companies which include portfolios of public and private equities, a private trust company, several foundations and various other operating companies. Mr. Schwinger serves on the board of directors of The Make-A-Wish Foundation and the Salient Capital complex of mutual funds. Mr. Schwinger received an M.B.A. from the University of Texas at Austin and a B.A. in mathematics from Vanderbilt University.

We believe that Mr. Schwinger’s broad experience as an executive officer and proven financial expertise make him well qualified to serve as a Director on our board of directors.

Gary L. Thomas (Class II Director). Mr. Thomas has served as a Director of the Company since March 15, 2013. Mr. Gary L. Thomas was President and Chief Operating Officer of EOG Resources, Inc. (NYSE: EOG), a petroleum and natural gas exploration company, until December 31, 2018 when he retired from that position. Mr. Thomas served as a Senior Executive Vice President of Operations at EOG Resources from February 2007 to September 2011. He served as Executive Vice President, Operations of EOG Resources from 2002 to 2007 and served as its Executive Vice President, North American Operations from 1998 to 2002. Prior to those positions, he served as Senior Vice President and General Manager of EOG’ s Midland Division. Mr. Thomas joined a predecessor of EOG Resources in July 1978. He holds a Petroleum Engineering degree from The University of Texas at Austin and a Master’s degree in Engineering Management from The University of Tulsa.

We believe that Mr. Thomas’ experience in the oil and gas industry, the perspective he brings as a result of his long tenure as an executive of a public company, and his valuable insight as a result of his long history as a customer for the oilfield services industry make him well qualified to serve as a Director on our board of directors.

Andrew L. Waite (Class II Director). Mr. Waite has served as a Director of the Company since February 28, 2013. He served as Chairman of the Company’s Board from February 2013 until the consummation of the merger of Beckman Production Services, Inc. with and into the Company. Mr. Waite is Co-President of SCF Partners and has been an officer of that company since October 1995. He was previously Vice President of Simmons & Company International, where he served from August 1993 to September 1995. From 1984 to 1991, Mr. Waite held a number of engineering and project management positions with the Royal Dutch/Shell Group, an integrated energy company. Mr. Waite currently serves on the board of directors of each of Forum Energy Technologies, Inc. (NYSE: FET), a position he has held since August 2010, and National Energy Services Reunited Corp. (NYSE: NESR), a position he has held since May 2018. Mr. Waite previously served on the board of directors of Atlantic Navigation Holdings (Singapore) Limited, an integrated offshore service provider from 2016 to 2018, Complete Production Services, Inc., a provider of specialized oil and gas completion and production services from 2007 to 2009, Hornbeck Offshore Services, Inc., a provider of marine services to exploration and production oilfield service, offshore construction and military customers from 2000 to 2006, and Oil States International, Inc., a diversified oilfield services and equipment company from August 1995 through April 2006. Mr. Waite received an M.B.A. with High Distinction from the Harvard University Graduate School of Business Administration, an M.S. degree in Environmental Engineering Science from California Institute of Technology and a BSc degree with First Class Honours in Civil Engineering from England’s Loughborough University of Technology.

We believe that Mr. Waite’s extensive public company experience in the energy sector, in particular in the oilfield services industry, and his experience in identifying strategic growth trends in the energy industry and evaluating potential transactions make him well qualified to serve on our board of directors. Further, his service as a Co-President of the ultimate general partner of our largest stockholder provides a valuable perspective into its insights and interests.

Darryl K. Willis, Director (Class I Director). Darryl K. Willis was appointed to the Company’s Board on August 9, 2018. Mr. Willis has served as Vice President of the Energy Industry at Microsoft since September 2019, where he is Microsoft’s thought leader in the energy space and leads their go to market and solution approach to drive digital transformation with energy companies. Prior to joining Microsoft, Mr. Willis worked with Google Cloud where he served as Vice President of Oil, Gas and Energy. From January 2015 to December 2017, Mr. Willis served as President and Chief Executive Officer for BP p.l.c.’s (NYSE: BP) Angola division. BP is a British multinational oil and gas company. He also served as Senior Vice President and Deputy Head of Subsurface for BP from July 2012 to January 2017. Mr. Willis holds a Bachelor of Science from Northwestern State University, a Master of Science in Management from the Stanford University Graduate School of Business and a Master of Science in Geology and Geophysics from the University of New Orleans.

Mr. Willis’ extensive technical expertise, leadership experience and impressive track record of leading businesses to growth with a focus on technology in the industry make him well qualified to serve as a Director on the Board.

Board Background and Diversity

The below table lists certain attributes about our director nominees’ background and diversity.

TENURE/AGE/GENDER
Years on the Board	5	4	4	8	4	4	8	8		2
Age	44	66	58	67	57	56	71	60		51
Gender	F	M	M	M	M	M	M	M		M
DIVERSITY
Racially/Ethnically Diverse									✓

Corporate Governance

General

Board Leadership. The Board is responsible for oversight of the Company and management. The Chairman of the Board is selected by the Board and the current Chairman is Ernie L. Danner, who is a non-employee director. The Board has the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate. The offices of Chairman of the Board and Chief Executive Officer are currently separated. The positions of the Chairman of the Board and the Chief Executive Officer are not held by the same person and the Chairman of the Board is not an employee of the Company. The Board views this separation as a means to allow the Board to fulfill its role in risk oversight through a collaborative, yet independent, interaction with Company management.

Director Independence. As a public company, we are required to comply with the rules of the NYSE and are subject to the rules and regulations of the Securities and Exchange Commission (the “SEC”), including Sarbanes-Oxley. The NYSE rules require listed companies to have a board of directors with at least a majority of independent directors. Additionally, each of the Audit Committee and Nominating, Governance and Compensation Committee are required to be comprised solely of independent directors, as that term is defined by the applicable rules and regulations of the NYSE and SEC. Rather than adopting its own categorical standards, each year our Board assesses director independence on a case-by-case basis, in each case consistent with the applicable rules and regulations of the SEC and the NYSE. After reviewing all relationships each director may have directly and indirectly with the Company and its management, our Board has affirmatively determined that each of Messrs. D. Baldwin, M. Baldwin, Danner, Harrell, Schwinger, Thomas, Waite and Willis has no material relationships with the Company and, therefore, is “independent” as defined under the applicable NYSE rules and guidance. Ms. Fox, our President and Chief Executive Officer, is not considered to be “independent” because of her employment position with the Company. In addition, each of Messrs. M. Baldwin, Danner, Harrell, Thomas, Schwinger and Willis have been affirmatively determined by the Board to be independent under SEC rules and NYSE listing standards for the purposes of Audit Committee service. Moreover, each of Messrs. D. Baldwin, M. Baldwin, Danner, Harrell, Thomas, Schwinger, Waite and Willis have been affirmatively determined by the Board to be independent under SEC rules and NYSE listing standards for the purposes of Nominating, Governance and Compensation Committee service.

Risk Oversight.

The Board believes that risk management is an integral part of setting and implementing our business strategy, which includes, among other things, identifying and assessing the risks and opportunities facing the Company. It is management’s responsibility to manage the Company’s risk exposure and potential impact of the many risks that are associated with our business and a primary function of our Board is to assist and oversee management in this effort. The Board, as a whole and also at the committee level, has oversight responsibility. The Board’s committees assist the Board in fulfilling its oversight responsibilities with respect to risks within its areas of responsibilities, as further discussed below. We believe the Board’s role in risk oversight is consistent with the Company’s leadership structure (as discussed under the heading “—Board Leadership”), with the CEO and other members of senior management having direct responsibility for risk management, and the remaining directors involved in providing oversight of management’s efforts to reduce, mitigate or eliminate the risks that we face.

The primary means by which the Board and its designated committees oversees our risk management structure and policies is through its regular communications with management and our internal audit department. In connection with our quarterly Board meetings, the full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic risks. The Chair of each of the Committees will discuss and review significant matters with management outside of the quarterly Board meetings as needed. When a Committee receives a separate report or the Chairman has separate discussions, the Committee Chairman may discuss that report with the full Board.

As part of its charter, the Audit Committee is responsible for reviewing and discussing our policies with respect to risk assessment and risk management generally, and also specifically with respect to financial reporting, internal controls and accounting matters, legal, tax and regulatory compliance and the internal audit function. The Audit Committee is responsible for ensuring that an effective risk assessment process is in place, and quarterly reports are made to the Audit Committee on material risks facing the Company. Upon request, both the full Board and Audit Committee may receive reports from those executive officers who are deemed responsible for particular risks due to being in a position that makes them most likely to be able to impact the effects of such risks. The Audit Committee also oversees our internal audit department, which is responsible for monitoring the Company’s adherence to our significant corporate policies and internal controls.

Our Nominating, Governance and Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation and benefits policies and programs. Our Nominating, Governance and Compensation Committee also assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with corporate governance, Board organization, membership and structure and succession planning for our Chief Executive Officer and other members of senior management.

Oversight of Strategy

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multilayered approach in exercising its duties. The Board is committed to oversight of the Company’s business strategy and strategic planning, including work embedded in the Board committees, regular Board meetings and a dedicated meeting each year to focus on strategy. This ongoing effort enables the Board to focus on Company performance over the short, intermediate and long term, as well as the quality of operations. In addition to financial and operational performance, non-financial measures, including sustainability goals, are discussed regularly by the Board and Board committees.

While the Board and its committees oversee strategic planning, Company management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s oversight and management’s execution of business strategy are viewed with a long-term mindset and a focus on assessing both opportunities for and potential risks to the Company.

Corporate Governance Documents. Please visit our investor relations website at https://investor.nineenergyservice.com, “Corporate Governance,” for additional information on our corporate governance, including:

•	our Third Amended and Restated Certificate of Incorporation and Fourth Amended and Restated Bylaws (“Bylaws”);

•

our Corporate Governance Guidelines, which includes policies on stockholder communications with the Board, director qualification standards and responsibilities, meetings of the Board, director attendance at our annual meetings, management evaluation and succession planning;

•	our Corporate Code of Business Conduct and Ethics and our Financial Code of Ethics;

•	the charters approved by the Board for the Audit Committee and the Nominating, Governance and Compensation Committee; and

•	our Corporate Code of Business Conduct and Ethics.

Board Meetings and Committees

The Board meets regularly during the year, and holds special meetings and acts by unanimous written consent whenever circumstances require. During 2020, there were eleven meetings of the Board. All incumbent directors attended at least 90% of such aggregate meetings of the Board and any committees on which they served occurring during 2020. Directors are encouraged to attend the Company’s annual meetings of stockholders, and each director attended the Company’s 2020 annual meeting.

The Board has established an Audit Committee and a Nominating, Governance and Compensation Committee, each of which is comprised entirely of directors who meet the applicable independence requirements of the NYSE rules and SEC rules applicable to such committee membership. The Committees keep the Board informed of their actions and provide assistance to the Board in fulfilling its oversight responsibility to stockholders. The table below provides current Committee membership information as well as meeting information for the last fiscal year.

Name	Audit Committee	Nominating, Governance and Compensation Committee
Mark E. Baldwin	X*
Curtis F. Harrell	X	X
Scott E. Schwinger		X*
Gary L. Thomas	X	X
Darryl K. Willis	X	X
Total Meetings in 2020	6	8

*	Committee Chair

The functions performed by these Committees, which are set forth in more detail in their charters, are summarized below.

Audit Committee. Our Audit Committee consists of Mark E. Baldwin, Curtis F. Harrell, Gary L. Thomas and Darryl K. Willis, each of whom the Board has affirmatively determined is independent under SEC rules and NYSE listing standards. As required by the SEC rules and NYSE listing standards, the Audit Committee consists solely of independent directors. SEC rules also require that a public company disclose whether or not its audit committee has an “audit committee financial expert” as a member. An “audit committee financial expert” is defined as a person who, based on his or her experience, possesses the attributes outlined in such rules. Our Board determined that Mark E. Baldwin, Gary L. Thomas and Curtis F. Harrell each satisfy the definition of “audit committee financial expert.”

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We adopted an Audit Committee charter defining the Committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE, which is available on our investor relations website, as discussed above.

Nominating, Governance and Compensation Committee. Our Nominating, Governance and Compensation Committee consists of Scott E. Schwinger, Curtis F. Harrell, Gary L. Thomas and Darryl K. Willis, each of whom the Board has affirmatively determined is independent under SEC Rules and NYSE listing standards. This Committee identifies, evaluates and recommends qualified nominees to serve on our Board; develops and oversees our internal corporate governance processes; and maintains a management succession plan. This Committee also oversees the process by which salaries, incentives and other forms of compensation for officers and other employees are established and administers our incentive compensation plan. We adopted a Nominating, Governance and Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and the listing standards of the NYSE, which is available on our investor relations website, as discussed above.

Our Nominating, Governance and Compensation Committee has the authority to engage a compensation consultant at any time if it determines that it would be appropriate to consider the recommendations of an independent outside source. During 2020, the Nominating, Governance and Compensation Committee chose to engage Compensation Advisory Partners (“CAP”), an independent compensation consultant. CAP reviewed both our executive compensation program and our non-executive director compensation program for 2020 and produced year-end compensation reports for the Nominating, Governance and Compensation Committee in the first quarter of 2020. These reports were utilized by the Nominating, Governance and Compensation Committee when making certain salary, incentive and year-end compensation decisions for the executives and the non-executive directors for 2020.

Our Nominating, Governance and Compensation Committee has the authority to delegate to its Chair, any one of its members, or any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. No executive officer is present for or has input into the Nominating, Governance and Compensation Committee’s decisions regarding his or her specific compensation.

Director Nominations. Our Nominating, Governance and Compensation Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders, and by management. To assist it in identifying director candidates, the Nominating, Governance and Compensation Committee is also authorized to retain, at the expense of the Company, third party search firms and legal, accounting, or other advisors, including for purposes of performing background reviews of potential candidates.

Director Tenure and Composition. Currently, over half of our directors have served for five or fewer than five years. Our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors combined with fresh perspectives from newer directors (with five new directors on-boarding and no directors leaving in the last three years). The current tenure range of our Board is as follows:

Tenure on Board	Number of Directors
6-10 years	4
1-5 years	5

Among the qualifications and skills of a candidate considered important by the Nominating, Governance and Compensation Committee are:

◾	Personal and professional integrity, including commitment to the Company’s core values;

◾	Relevant skills and experience;

◾	Independence under applicable standards;

◾	Business judgment;

◾	Service on boards of directors of other companies;

◾	Openness and ability to work as part of a team;

◾	Willingness to commit the required time to serve as a Board member; and

◾	Familiarity with the Company and its industry.

While the Company’s Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating, Governance and Compensation Committee considers diversity in the context of the

Board’s composition as a whole, taking into account personal characteristics and experiences of current and prospective directors in order to facilitate Board deliberations that reflect an appropriate range of perspective. The Board believes that its current composition reflects the effectiveness of this approach. When evaluating re-nomination of existing directors, the Nominating, Governance and Compensation Committee also considers the nominees’ past Board and committee meeting attendance and performance, length of Board service and their independence under the applicable standards. The Nominating, Governance and Compensation Committee believes that each of the director nominees for the Annual Meeting possesses these attributes.

The Nominating, Governance and Compensation Committee evaluates director candidates recommended by stockholders in the same way that it evaluates candidates recommended by its members, other members of the Board, or other persons. Stockholders wishing to submit recommendations for director candidates for consideration by the Nominating, Governance and Compensation Committee must provide the following information in writing to the attention of the Secretary of the Company by certified or registered mail:

•	The name, age, business address and residence address of the nominee and the name and address of the stockholder making the nomination;

•	the principal occupation or employment of the nominee;

•	the number of shares of each class or series of our capital stock beneficially owned by the nominee and the stockholder and the period for which those shares have been owned; and

•	any other information the stockholder may deem relevant to the Nominating, Governance and Compensation Committee’s evaluation.

To be considered by the Nominating, Governance and Compensation Committee for the 2022 Annual Meeting of Stockholders, a director candidate recommendation must be received by the Secretary of the Company no earlier than the close of business on January 3, 2022 and no later than the close of business on February 2, 2022.

Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or to any director in particular, by writing to:

Nine Energy Service, Inc.

2001 Kirby Drive, Suite 200

Houston, TX 77019

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

Under the rules and regulations of the SEC and NYSE, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditors. In addition, the Audit Committee oversees the work of our independent auditors, considers the independence of our independent auditors and participates in the selection of the independent auditor’s lead engagement partner. The Audit Committee has appointed, and, as a matter of good corporate governance, is requesting ratification by the stockholders of the appointment of, the registered public accounting firm of PricewaterhouseCoopers LLP (“PwC”) to serve as independent auditors for the fiscal year ending December 31, 2021. PwC has served as our independent auditor since 2011. The Audit Committee considered a number of factors in determining whether to re-engage PwC as the Company’s independent registered public accounting firm, including the length of time the firm has served in this role, the firm’s professional qualifications and resources, the firm’s past performance, and the firm’s capabilities in handling the breadth and complexity of our business, as well as the potential impact of changing independent auditors.

The Board of Directors and the Audit Committee believe that the continued retention of PwC as the Company’s independent auditor is in the best interests of the Company and its stockholders. If stockholders do not ratify the selection of PwC, the Audit Committee may reconsider its selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2021, but the Audit Committee may also elect to retain PwC. In addition, if stockholders ratify the selection of PwC as independent auditors, the Audit Committee may nevertheless periodically request proposals from the major registered public accounting firms and as a result of such process may select PwC or another registered public accounting firm as our independent auditors.

Audit and Other Fees

The table below sets forth the aggregate fees billed by PwC, the Company’s independent registered public accounting firm, for the last two fiscal years (in millions):

	2020	2019
Audit Fees(1)	$1.7	$2.0
Audit-Related Fees(2)	$—	$0.1
Tax Fees(3)	$—	$0.2
All Other Fees	$—	$—

Total Fees	$1.7	$2.3

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for audit procedures performed with regard to the Company’s annual consolidated financial statements, including reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees for 2019 consisted of procedures performed in connection with the filing of registration statements and Exchange Act reports.

(3)	Tax fees for 2019 consisted of professional services rendered in connection with compliance and general tax consulting procedures.

Audit Committee pre-approval of audit and non-audit services provided by our independent auditor is not required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting.

The Audit Committee or Chairman of the Audit Committee, as applicable, approved or pre-approved 100% of the services described in the table set forth above for the years ended December 31, 2020 and 2019. The duties of the Audit Committee are described in the Audit Committee Charter that is posted on the Company’s website at www.nineenergyservice.com under the heading “Investors” and the subheading “Corporate Governance.”

Representatives of PwC are expected to attend the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Vote Required

Approval of Proposal No. 2 requires the affirmative vote of the holders of a majority of the shares present online or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal No. 2 will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

PROPOSAL 3—APPROVAL OF THE FIRST AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN

Amended and Restated 2011 Stock Incentive Plan

At the Annual Meeting, our stockholders will be asked to approve the First Amendment (the “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017, which we refer to herein as the “Stock Plan.” The Amendment increases the number of shares of common stock available for issuance pursuant to equity or equity-based awards granted under the Stock Plan. The Company believes implementing the Amendment is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs.

The following summary of the material terms of the Stock Plan, as amended to reflect the Amendment, are qualified by reference to the full text of (i) the Stock Plan, a copy of which is incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 filed on May 2, 2017 (File No. 333-217601), and (ii) the First Amendment, which is included with this Proxy Statement as Annex A.

Background and purpose of the proposal

The use of stock- and cash-based awards under the Stock Plan has been a key component of our compensation program since its original adoption. Our stockholders originally approved the Stock Plan prior to our initial public offering. The Company believes approval of the Amendment will give the Company flexibility to make grants of stock and stock-based awards under the Stock Plan over the next several years in amounts determined appropriate by the Board or the Nominating, Governance and Compensation Committee, which administers the Stock Plan. This timeline is an estimate, and our expected equity grant practices are subject to change in the future. Our equity grant practices could be affected by, among other things, the future price of our common stock, the number of employees or other service providers employed or providing services to the Company, including potential new hires, the equity award grant practices and amounts of our peer companies and other competitors, and general industry or market practices. As of March 4, 2021, the closing market price of our common stock was $3.37 per share, as reported on the New York Stock Exchange, and the Company had 287,621 shares of common stock that remained available for issuance pursuant to awards granted under the Stock Plan.

The Amendment will allow the Company to continue to grant equity and equity-based compensation awards to its employees and directors by increasing the number of shares of the Company’s outstanding common stock available under the Stock Plan by 1,300,000 shares. As of March 4, 2021, the total number of shares of the Company’s outstanding common stock was 31,555,321 (excluding shares held in treasury). If the Amendment is approved, the potential dilution from outstanding awards and shares available for future awards under the Stock Plan would be approximately 11.55%. This percentage is calculated on a fully diluted basis by dividing the total shares underlying outstanding equity awards as of March 4, 2021 plus the shares available for future awards under the Stock Plan (together, the numerator) by the total shares of common stock outstanding as of March 4, 2021 plus the number of shares in the numerator. Please see “–Description of the Stock Plan–Shares subject to the Stock Plan and limitations on awards to individual participants” for additional information regarding the number of additional shares being requested under the Amendment. The Company’s three-year average burn rate as of December 31, 2020 was 3.48%. This percentage is calculated by dividing the total shares underlying equity awards granted in a year by the weighted average shares outstanding during the year.

The Amendment will not be implemented unless approved by our stockholders. If the Amendment is not approved by stockholders, the Stock Plan will remain in effect in its present form, and it is anticipated that the Company will continue to grant awards thereunder until the share reserve under the Stock Plan is exhausted.

Description of the Stock Plan

A summary description of the material features of the Stock Plan, as amended to reflect the Amendment, is set forth below. The following summary does not purport to be a complete description of all the provisions of the

Stock Plan and is qualified in its entirety by reference to the full text of (i) the Stock Plan, a copy of which is incorporated by reference to Exhibit 10.10 of the Company’s Registration Statement on Form S-1 filed on May 2, 2017 (File No. 333-217601), and (ii) the First Amendment, which is included with this Proxy Statement as Annex A.

Purpose of the Stock Plan

The purpose of the Stock Plan is to provide a means through which the Company and its affiliates may attract and retain able persons to serve as directors, consultants or employees of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to remain employed by, or continue providing services to, the Company and its affiliates. A further purpose of the Stock Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. The Company seeks to achieve the Stock Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “awards”), including, but not limited to, the following:

•	incentive stock options qualified as such under U.S. federal income tax laws (“incentive stock options” or “ISOs”);

•	stock options that do not that do not qualify as ISOs (“non-statutory options” and, together with ISOs, “options”);

•	stock appreciation rights (“SARs”);

•	restricted stock awards;

•	performance awards;

•	restricted stock unit awards (“RSUs”);

•	bonus stock awards;

•	dividend equivalents;

•	other stock-based awards; and

•	cash awards.

The Stock Plan, in part, is intended to qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), which governs ISOs. The Stock Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the Stock Plan after 10 years from February 3, 2017. The Stock Plan shall remain in effect until all awards granted under the Stock Plan have been exercised, satisfied, forfeited or expired.

Administration. The Stock Plan is administered by a committee of directors selected by our Board, which is currently the Nominating, Governance and Compensation Committee (the “Committee”). The Committee has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common stock), prescribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting or exercisability of an award, delegate duties under the Stock Plan and execute all other responsibilities permitted or required under the Stock Plan. Subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to our Chief Executive Officer the administration (or interpretation of any provision) of the Stock Plan and the right to grant awards under the Stock Plan. The Committee may revoke any such delegation at any time, and may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer upon such delegation as the Committee determines in its sole discretion.

Shares subject to the Stock Plan and limitations on awards to individual participants. If approved by our stockholders, the Amendment will increase the number of shares of our common stock that may be issued under the Stock Plan by 1,300,000 shares. If the Amendment is approved by our stockholders, the aggregate maximum number of shares of our common stock that may be issued under the Stock Plan, and the aggregate maximum number of shares of common stock that may be issued under the Stock Plan through ISOs, will not exceed 1,587,621 shares of the Company’s common stock, subject to adjustment in a manner consistent with the Stock Plan. Shares will be deemed to have been issued under the Stock Plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of common stock subject to such award will again be available for the grant of an award under the Stock Plan. In addition, shares issued under the Stock Plan and forfeited back to the Stock Plan, shares surrendered in payment of the exercise price or purchase price of an award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an award will again be available for the grant of an award under the Stock Plan. Any shares of common stock delivered pursuant to an award may consist, in whole or in part, of authorized and unissued shares or (where permitted by applicable law) previously issued shares of common stock that have been reacquired.

Eligible Individuals. All employees, directors and consultants of the Company or any of its affiliates are eligible to receive awards under the Stock Plan. Eligible employees, directors and consultants who receive an award under the Stock Plan are referred to as “participants.” As of March 4, 2021, there were eight non-employee directors, 16 officers (including four executive officers), approximately 141 other employees and no consultants who would be eligible to participate in the Stock Plan.

Types of awards.

Options and SARs. The Stock Plan provides for two types of options: incentive stock options and non-statutory stock options. The Committee is authorized to grant options to eligible participants (which in the case of incentive stock options are only individuals who are employed by us or one of our subsidiaries at the time of grant) subject to the terms and conditions set forth below.

The exercise price per share of common stock will be determined by the Committee. However, the exercise price per share of common stock will not be less than the fair market value of a share of common stock on the date of the grant of such option regardless of whether such option is an incentive stock option or a non-statutory stock option. Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of the Company’s common stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code, must be at least 110% of the fair market value of a share of common stock at the time such option is granted. The exercise price or portion thereof will be paid in full in the manner prescribed by the Committee.

The Committee determines the term of each option; provided, however, that no option may be exercisable after the expiration of 10 years from the date of grant, and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of our common stock or of any of our subsidiaries within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The Committee also determines the time at which an option may be exercised in whole or in part (subject to the restrictions on exercisability described above), and the method by which (and the form, including cash or shares of common stock or any combination thereof having a fair market value on the exercise date equal to the relevant exercise price, in which) payment of the exercise price with respect thereto may be made or deemed to have been made. Each incentive stock option is not transferable other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative.

The Committee, in its sole discretion, may grant SARs in connection with options. SARs granted in connection with incentive stock options are exercisable only when the fair market value of our common stock exceeds the exercise price specified under the option. Option agreements may contain such other terms as determined by the Committee. The Committee is authorized to amend outstanding option agreements from time to time in any manner not inconsistent with the terms of the Stock Plan, including acceleration of the time at which the option, or a portion thereof, may be exercised, provided that unless otherwise provided for in the Stock Plan, no such amendment that materially reduces the rights of a participant may be made without such participant’s consent.

Except in connection with adjustments for certain subdivisions or consolidations of our common stock or the payment of a stock dividend as described below, without stockholder approval, the Committee cannot amend an option agreement to decrease the exercise price of the option or SARs granted in connection with the option (or otherwise grant a new option or SAR in substitution for, or upon the cancellation of, any previously granted option or SAR that has the effect of reducing the exercise price thereof).

Stock appreciation rights. A SAR is the right to receive a share of our common stock, or an amount in cash equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Committee. The exercise price of a share of common stock subject to the SAR shall be determined by the Committee, but in no event shall that exercise price be less than the fair market value of our common stock on the date of grant. The Committee will have the discretion to determine other terms and conditions of a SAR award.

Restricted stock awards. The Committee is authorized to grant restricted stock awards to eligible participants. Pursuant to a restricted stock award, shares of common stock will be issued or delivered to the holder without any cash payment to the Company, except to the extent otherwise provided by the Committee or required by law; provided, however, that the shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit the shares to the Company as may be determined in the discretion of the Committee. The restrictions on disposition and the forfeiture restrictions may lapse based upon: the Company’s attainment of specific performance measures established by the Committee, the holder’s continued employment with the Company or its affiliates or continued service as a consultant or director for a specified time, the occurrence of any event or the satisfaction of any other condition specified by the Committee, or a combination of these factors.

The Company retains custody of the shares of common stock issued pursuant to a restricted stock award until the disposition and forfeiture restrictions lapse. The holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares until the expiration of the restriction period. However, upon the issuance to the holder of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions or as otherwise provided by the Committee in the terms of a restricted stock agreement, the holder will have all the rights of a stockholder with respect to the shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares. Restricted stock award agreements may contain such other terms as determined by the Committee.

Performance awards. The Committee may, in its sole discretion, grant performance awards under the Stock Plan that may be paid in cash, shares of common stock, or a combination thereof as determined by the Committee. At the time of the grant, the Committee will establish the maximum number of shares of common stock subject to, or the maximum value of, each performance award and the performance period over which the performance applicable to the award will be measured. A performance award will terminate if the recipient’s employment or service as a consultant to or director for the Company and its affiliates terminates during the applicable performance period, except as otherwise determined by the Committee.

The receipt of cash or shares of common stock pursuant to a performance award will be contingent upon satisfaction by the Company, or any affiliate, business unit, division or department, of performance measures established by the Committee. Following the end of the performance period, the Committee will determine the amount payable to the holder of the performance award, based on the achievement of the performance measures for such performance period. Payment may be made in cash, shares of common stock or a combination thereof, as determined by the Committee. The payment will be made in a lump sum or in installments as prescribed by the Committee. If a performance award covering shares of common stock is to be paid in cash, then the payment will be based on the fair market value of such stock on the payment date or such other date as may be specified by the Committee. Performance award agreements may contain such other terms as determined by the Committee.

Restricted stock units. RSUs are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Committee may subject RSUs to restrictions (which may include a risk of forfeiture) as specified in the RSU award agreement, and such restrictions may lapse at such times determined by the Committee. RSUs may be settled by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Committee at the date of grant or thereafter. Dividend equivalents on the specified number of shares of common stock covered by RSUs may be paid on a current, deferred or contingent basis, as determined by the Committee on or following the date of grant.

Bonus stock awards. The Committee is authorized to grant bonus stock awards under the Stock Plan. Bonus stock awards are unrestricted shares of common stock that are subject to such terms and conditions as the Committee may determine. The Committee determines the purchase price, if any, for bonus stock awards.

Dividend equivalents. Dividend equivalents entitle a participant to receive cash, common stock, other awards or other property equal in value to dividends paid with respect to a specified number of shares of our common stock, or other periodic payments at the discretion of the Committee. Dividend equivalents may be granted on a free-standing basis or in connection with another award (other than a restricted stock award or a bonus stock award).

Other stock-based awards. Other stock-based awards are awards denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, the value of the Company’s common stock. The Committee will determine the terms and conditions of such other stock-based awards.

Cash awards. Cash awards may be granted on a free-standing basis, as an element of or a supplement to, or in lieu of any other award. Cash awards will be in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Substitute awards. Awards may be granted in substitution or exchange for any other award granted under the Stock Plan or under another equity incentive plan or any other right of an eligible person to receive payment from us. Awards may also be granted under the Stock Plan in substitution for similar awards held for individuals who become participants as a result of a merger, consolidation or acquisition of another entity by or with us or one of our affiliates.

Adjustments. The Stock Plan provides that if the Company effects a subdivision or consolidation, or a payment of a stock dividend without receipt of consideration, on the shares of common stock subject to an award, the number of shares subject to the award, and the purchase price thereunder (if applicable) are proportionately adjusted. If the Company recapitalizes, reclassifies or otherwise changes its capital structure, outstanding awards will be adjusted so that the award will thereafter cover the number and class of shares to which the holder would have been entitled if he or she had been the holder of record of the shares covered by such award immediately prior to the recapitalization, reclassification or other change in the Company’s capital structure. Further, the aggregate number of shares available under the Stock Plan and the individual award limitations may also be appropriately adjusted by the Committee.

Corporate change. The Stock Plan provides that, upon a Corporate Change (as defined in the Stock Plan), the Committee may accelerate the vesting and exercise date of outstanding awards, cancel outstanding awards and make payments in respect thereof in cash or adjust the outstanding awards as appropriate to reflect the Corporate Change. Generally, the Stock Plan provides that a Corporate Change occurs if: (i) the Company is not the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity); (ii) the Company sells, leases or exchanges or agree to sell, lease or exchange all or substantially all of its assets; (iii) the Company is dissolved and liquidated; (iv) any person, entity or group acquires or gains ownership or control of more than 50% of the outstanding shares of the Company’s voting stock; or (v) after a contested election of directors, the persons who were directors before such election cease to constitute a majority of our board of directors.

Amendment and termination of the Stock Plan. The Board in its discretion may terminate the Stock Plan at any time with respect to any shares of common stock for which awards have not been granted. The Board also has the right to alter or amend the Stock Plan or any part thereof from time to time; provided that no change in the Stock Plan may be made that would materially impair the rights of a Participant without the consent of the participant. In addition, the Board may not, without approval of our stockholders, amend the Stock Plan to increase the aggregate maximum number of shares common stock that may be issued under the Stock Plan, increase the aggregate maximum number of shares of common stock that may be issued under the Stock Plan through incentive stock options, change the class of individuals eligible to receive awards under the Stock Plan or amend or delete the restrictions on the repricing of options.

Transferability of awards. Awards granted under the Stock Plan (other than incentive stock options, which are subject to special rules described above) may not be transferred other than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or (iii) with the consent of the Committee.

Federal income tax consequences

The following discussion is for general information only and is intended to briefly summarize the United States federal income tax consequences to participants arising from participation in the Stock Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Stock Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, options and SARs with an exercise price less than the fair market value of shares of our common stock on the date of grant, SARs payable in cash, RSUs, and certain other awards that may be granted pursuant to the Stock Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax consequences to participants

Non-statutory options. In general, no federal income tax is imposed on a participant upon the grant of a non-statutory option such as those under the Stock Plan and the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price paid for such shares. Upon the exercise of a non-statutory option, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the participant assuming any federal income tax reporting requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory option, any appreciation after the date of exercise will generally qualify as capital gain.

Incentive stock options. Incentive stock options, or ISOs, are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. ISOs are subject to special federal income tax treatment. No federal income tax is imposed on the participant upon the grant or the exercise of an ISO if the participant does not dispose of the shares acquired pursuant to the exercise within the two-year period beginning on the date the

ISO was granted or within the one-year period beginning on the date the ISO was exercised (collectively, the “holding period”). In such event, the Company would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an ISO, the difference between the fair market value of the stock on the date of exercise and the exercise price must be included in the participant’s alternative minimum taxable income. However, if the participant exercises an ISO and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an ISO after the holding period, any appreciation of the shares above the exercise price will generally constitute capital gain. If a participant disposes of shares acquired pursuant to his or her exercise of an ISO prior to the end of the holding period, the participant will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the participant. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

RSUs, restricted stock and other stock- or cash-based awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of an RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock, as applicable, in settlement of the RSU in an amount equal to the cash or the fair market value of the shares of the Company common stock received.

A recipient of a restricted stock award or an award of unrestricted shares of common stock (i.e., bonus stock awards) generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of common stock when received, reduced by any amount paid by the recipient; however, if the shares of common stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock (i) when the shares of common stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of common stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of common stock. If a Section 83(b) election has not been made, any dividends received with respect to a restricted stock award that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be taxed as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the shares of common stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of the Company common stock will commence on the later of the date the shares of the Company common stock are received or the restrictions lapse. Subject to the application of Section 162(m) of the Code, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax consequences to the Company

Reasonable compensation. In order for the amounts described above to be deductible by the Company or a subsidiary, as applicable, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden parachute payments. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for future payments under the Stock Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain “excess parachute payments” (within the meaning of Section 280G of the Code) made in connection with a change in control.

Compensation of covered employees. The ability of the Company (or, if applicable, the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Stock Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

The future awards, if any, that will be made to eligible individuals under the Stock Plan are subject to the discretion of the Board and the Nominating, Governance and Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted to participants in the future under the Stock Plan. Therefore, the New Plan Benefits Table is not provided.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of the holders of a majority of the shares present online or by proxy, and entitled to be voted at the Annual Meeting. Votes cast FOR or AGAINST and abstentions with respect to this Proposal No. 3 will be counted as shares entitled to vote on the Proposal. For these purposes, broker non-votes are treated as entitled to vote. A vote to ABSTAIN will have the effect of a vote AGAINST the Proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FIRST AMENDMENT TO THE 2011 STOCK INCENTIVE PLAN.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2020:

	(a)	(b)		(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	835,447	$	32.63	287,621
Equity compensation plans not approved by security holders	—	$	—	—
Total	835,447	$	32.63	287,621

(1)

This column reflects all shares of common stock subject to outstanding options and outstanding and unvested performance share units (based on the achievement of the maximum performance level) and restricted stock units granted under the Stock Plan as of December 31, 2020.

(2)

The weighted average exercise price reflected in this column is calculated based solely on the exercise prices of outstanding options. The outstanding performance shares units and restricted stock units reflected in column (a) are not reflected in this column as they do not have an exercise price.

(3)

This column reflects the total number of shares of common stock remaining available for issuance under the Stock Plan as of December 31, 2020, excluding the shares subject to outstanding awards reflected in column (a).

Our only equity compensation plan is the Stock Plan, which was approved by our stockholders prior to our initial public offering. Please see Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for a description of our equity compensation plan. In addition, a detailed description of the terms of the Stock Plan is available in the Company’s Amendment No. 6 to Registration Statement on Form S-1 (File No. 333-217601), filed by the Company with the SEC on January 9, 2018, under the heading “Executive Compensation—Amended and Restated 2011 Stock Incentive Plan.”

AUDIT COMMITTEE REPORT

Primary Oversight Responsibilities

Our management is responsible for establishing a system of internal controls, assessing such controls and for preparing our consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its report based on its audit.

Under the Audit Committee’s charter, the primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities as to, among other duties: (1) the quality, integrity and reliability of the Company’s financial statements; (2) the Company’s compliance with legal, tax and regulatory requirements; (3) the Company’s compliance with the Company’s Corporate Code of Business Conduct and Ethics and Financial Code of Ethics; (4) qualifications, independence and performance of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report on the Company’s financial statements; (5) effectiveness and performance of the Company’s internal audit function; and (6) effectiveness and performance of the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics.

Oversight of Independent Auditors

In connection with the evaluation, appointment and retention of the independent registered public accounting firm, each year the Audit Committee reviews and evaluates the qualifications, performance and independence of the independent registered public accounting firm and lead partner, including taking into account the opinion of management. In doing so, the Audit Committee considers a number of factors including, but not limited to: quality of services provided; technical expertise and knowledge of the industry; effective communication; objectivity; independence; and the potential impact of changing the independent registered public accounting firm. Based on this evaluation, the Audit Committee has retained PwC as our independent registered public accounting firm for 2021.

The Audit Committee and Board believe that it is in the best interests of the Company and its stockholders to continue retention of PwC to serve as our independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee will continue to recommend that the Board request the stockholders, at the Annual Meeting, to ratify the appointment of the independent registered public accounting firm.

Further, the Audit Committee reviews in advance and pre-approves, explicitly, audit and permissible non-audit services provided to us by our independent registered public accounting firm. The Audit Committee is also directly responsible for reviewing with the independent registered public accounting firm the plans and scope of the audit engagement and providing an open venue of communication between our management, the internal audit function, ethics and compliance function, the independent registered public accounting firm and the Board. The Audit Committee has discussed with management and PwC such other matters and received such assurances from them as the Audit Committee deemed appropriate.

Pre-Approval Policies and Procedures

All of the fees described above were approved by the Audit Committee or Chairman of the Audit Committee, as applicable. The Audit Committee has adopted a pre-approval policy under which the Audit Committee approves in advance all audit and non-audit services to be performed by our independent auditors. The Chairman of the Audit Committee has the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. In determining whether to pre-approve a service to be performed by the Company’s independent auditors, the Audit Committee or Chairman of the Audit Committee, as applicable, considers whether such service is consistent with applicable SEC and Public Company Accounting Oversight Board rules and guidance with respect to auditor independence.

2020 Audited Financial Statements

In connection with the preparation of the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020:

•	The Audit Committee reviewed and discussed the audited financial statements and associated audit with the independent registered public accounting firm and management.

•

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the applicable regulations promulgated by the PCAOB. In general, these auditing standards require the independent registered public accounting firm to communicate to the Audit Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accounting firm’s judgment about the quality of our accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accounting firm have consulted outside the engagement team.

•

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent registered public accounting firm. The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with maintaining their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2020 be included in our Annual Report on Form 10-K filed with the SEC.

The Audit Committee of the Board of Directors

Mark E. Baldwin

Curtis F. Harrell

Gary L. Thomas

Darryl K. Willis

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2021 (except as otherwise indicated) by (i) each of our Named Executive Officers, (ii) each of our directors (including our nominees), (iii) all of our directors and executive officers as a group, and (iv) each person known to us to beneficially own more than 5% of our outstanding common stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of our common stock beneficially owned by them, except to the extent this power may be shared with a spouse. All information with respect to beneficial ownership has been furnished by the respective directors, executive officers, or stockholders holding more than 5%, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 2001 Kirby Drive, Suite 200, Houston, Texas 77019.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
5% or more Stockholders:
SCF(2)	9,086,884	28.8%
Warren Lynn Frazier(3)	4,738,514	15.0%
Adage Capital Partners(4)	1,982,034	6.3%
Thrivent Financial for Lutherans(5)	1,672,233	5.3%
Directors and Named Executive Officers:
Ann G. Fox	635,539	2.0%
David Crombie and /DKM Investments, LP	278,983	*
Clinton Roeder	67,102	*
Guy Sirkes	104,677	*
Theodore R. Moore	142,397	*
Ernie L. Danner and Autumn Plecher, LP	171,950	*
David C. Baldwin	14,965	*
Mark E. Baldwin	34,720	*
Curtis F. Harrell and Harrell Ventures	68,018	*
Scott E. Schwinger	27,053	*
Gary L. Thomas	55,065	*
Andrew L. Waite	14,965	*
Darryl K. Willis	22,217	*
All directors and executive officers as a group (13 persons)	1,735,163	5.5%

*	Less than 1%.

(1)

Based upon an aggregate of 31,555,321 shares outstanding as of March 4, 2021 For each stockholder, in accordance with Rule 13d-3 promulgated under the Exchange Act, this percentage is determined by assuming the named stockholder exercises all options and other instruments pursuant to which the stockholder has the right to acquire shares of our common stock within 60 days of March 4, 2021, but that no other person exercises any options or other purchase rights (except with respect to the calculation of the beneficial ownership of all directors and executive officers as a group, for which the percentage assumes that all directors and executive officers exercise all such options or other purchase rights).

(2)

The board of directors of SCF GP LLC (“SCF GP”), the ultimate general partner of SCF-VII, L.P. and SCF-VII(A), L.P. (collectively, “SCF”), has voting and investment control over the securities owned by SCF. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons and Andrew L. Waite. Because SCF-VII, L.P. and SCF-VII(A), L.P. are controlled by SCF GP, these entities may be considered to be a group for purposes of Section 13(d)(3) under the Exchange Act. As a group, SCF beneficially owns 9,086,884 shares of our common stock in the aggregate. This beneficial ownership includes 7,528,550 shares of our common stock held by SCF-VII, L.P. and 1,558,334 shares of our common stock held by SCF-VII(A), L.P. The address for SCF-VII, L.P. and SCF-VII(A), L.P. is 600 Travis Street, Suite 6600, Houston, Texas 77002.

(3)

Based on a Schedule 13D filed with the SEC on October 25, 2018, as of October 25, 2018, Warren Lynn Frazier reported sole voting and dispositive power as to 4,738,514 shares of our common stock. The address of Warren Lynn Frazier is 5655 Bear Lane, Suite 100, Corpus Christi, Texas 78405.

(4)

Based on a Schedule 13G/A filed with the SEC on February 11, 2021, as of December 31, 2020, Adage Capital Partners, L.P. reported shared dispositive power as to 1,982,034 shares of our common stock. The address for Adage Capital Partners, L.P. is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.

(5)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021, as of December 31, 2020, Thrivent Financial for Lutherans reported sole voting and dispositive power as to 66,393 shares of our common stock and shared voting and dispositive power as to 1,605,840 shares of our common stock. The address for Thrivent Financial for Lutherans is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402.

EXECUTIVE AND DIRECTOR COMPENSATION

The tables and narrative disclosure below provide compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. As an emerging growth company, we are not required to hold a ”say-on-pay” vote or include Compensation Discussion & Analysis disclosure in this Proxy Statement.

In this section, we provide disclosure relating to the compensation of our Named Executive Officers during 2020. The tables and narrative disclosure below provide compensation information for the following executive officers:

●	Ann G. Fox, President and Chief Executive Officer
●	David Crombie, Executive Vice President and Chief Operating Officer
●	Theodore R. Moore, Senior Vice President, General Counsel and Secretary
●	Guy Sirkes, Senior Vice President and Chief Financial Officer
●	Clinton Roeder, former Senior Vice President and Chief Financial Officer

We refer to Ms. Fox, and Messrs. Crombie, Sirkes, Moore and Roeder herein collectively as our “Named Executive Officers.”

Mr. Sirkes was appointed as our Senior Vice President and Chief Financial Officer on March 31, 2020. Under the SEC rules applicable to the Company, Mr. Sirkes would not be considered a “Named Executive Officer” within the meaning of Item 402(m) of Regulation S-K. However, we view Mr. Sirkes as an essential member of our executive officer team and believe information regarding his compensation would be relevant to our stockholders, although such information is not required to be provided pursuant to the SEC rules. In addition, we anticipate that Mr. Sirkes will likely become a “Named Executive Officer” within the meaning of the SEC rules in a future year. Accordingly, we have included information relating to Mr. Sirkes’ compensation in this section.

Summary Compensation Table

The following table summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ann G. Fox	2020	$569,135	$205,396	$—	$—	$14,250	$788,781
President and Chief Executive Officer	2019	$591,177	$1,980,700	$—	$259,629	$14,000	$2,845,506
David Crombie	2020	$422,933	$136,930	$—	$—	$28,141	$588,004
Executive Vice President and Chief Operating Officer	2019	$475,000	$1,320,467	$—	$160,631	$37,145	$1,993,243
Guy Sirkes	2020	$316,808	$77,238	$—	$—	$5,281	$399,327
Senior Vice President and Chief Financial Officer(4)
Theodore R. Moore	2020	$338,346	$75,802	$—	$—	$11,825	$425,973
Senior Vice President, General Counsel and Secretary	2019	$370,769	$730,979	$—	$109,350	$14,000	$1,225,098
Clinton Roeder	2020	$105,231	$—	$—	$—	$723,492	$828,723
Senior Vice President and Chief Financial Officer(5)	2019	$376,539	$744,838	$—	$125,465	$14,000	$1,260,842

(1)

The amounts reflected in the “Stock Awards” column represent the grant date fair value of restricted stock awards granted to our Named Executive Officers pursuant to the Stock Plan (as defined below). For 2020, these amounts include restricted stock awards granted to our Named Executive Officers on April 6, 2020 pursuant to the Stock Plan. The amounts shown in this column were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these awards.

(2)

No annual cash incentive bonus program was established for 2020, and our Named Executive Officers did not receive any annual bonuses with respect to the 2020 calendar year. For 2019, the amounts included in this column reflect the amounts earned under our 2019 annual cash incentive bonus program based on the achievement of certain quantitative and qualitative performance goals, as determined by the Nominating, Governance and Compensation Committee. Please see “Narrative Disclosure to Summary Compensation Table—Annual Cash Incentive Bonus Program” below for more information regarding the annual cash incentive bonus program.

(3)

Amounts reported in the “All Other Compensation” column for 2020 include (i) the amount of the Company’s 401(k) plan matching contributions for each Named Executive Officer, (ii) costs for the Company to lease a vehicle for use by Mr. Crombie, (iii) severance amounts paid or accrued to Mr. Roeder in connection with his termination of employment; and (iv) potential amounts to be reimbursed to Mr. Roeder for him to continue coverage under the Company’s group health plans pursuant to COBRA (as defined below).

Name	401(k) Plan Matching Contribution (i)	Company- Provided Vehicles (ii)	Severance (iii)	COBRA Reimbursement (iv)	Total
Ann G. Fox	$14,250	—	—	—	$14,250
David Crombie	$8,032	$20,109	—	—	$28,141
Guy Sirkes	$5,281	—	—	—	$5,281
Theodore R. Moore	$11,825	—	—	—	$11,825
Clinton Roeder	$11,535	—	$684,000	$27,957	$723,492

(i)	Amounts included in this column represent the amount of the Company’s 401(k) matching contributions in 2020 for each Named Executive Officer.

(ii)	Amounts included in this column reflect the costs for the Company to lease a vehicle for use by Mr. Crombie.

(iii)

Amounts included in this column for Mr. Roeder reflect severance amounts paid or accrued to Mr. Roeder in connection with the termination of his employment on March 31, 2020. Please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change In Control” below for more details regarding the severance payments made to Mr. Roeder pursuant to his Separation Agreement (as defined below).

(iv)

Amounts included in this column for Mr. Roeder reflect the potential reimbursement payments to be made to Mr. Roeder pursuant to his Separation Agreement for the amount he pays to effect and continue coverage for himself and his spouse and eligible dependents under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the 18-month period following the termination of his employment on March 31, 2020. Mr. Roeder is eligible to receive such monthly COBRA reimbursement payments until the earliest of: (1) the last day of the 18-month period following the termination of his employment; (2) the date Mr. Roeder is no longer eligible to receive COBRA continuation coverage; and (3) the date on which Mr. Roeder becomes eligible to receive coverage under a group health plan sponsored by another employer. Please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change In Control” below for more details regarding the COBRA reimbursement payments made to Mr. Roeder pursuant to his Separation Agreement.

(4)

Mr. Sirkes was appointed as our Senior Vice President and Chief Financial Officer on March 31, 2020. Although Mr. Sirkes’ compensation information is not required to be disclosed in the Summary Compensation Table pursuant to SEC rules, his compensation information is included here, as we view such disclosure as beneficial and relevant to our stockholders since Mr. Sirkes serves as our Senior Vice President and Chief Financial Officer and is an integral part of our executive leadership team.

(5)	Mr. Roeder’s employment with the Company ended on March 31, 2020.

Narrative Disclosure to Summary Compensation Table

Base Salary

For the first quarter of 2020, our Named Executive Officers’ annualized base salaries were $650,000, $475,000, $380,000, and $380,000 for Ms. Fox, and Messrs. Crombie, Moore and Roeder, respectively. Mr. Sirkes’ annualized base salary was increased to $380,000 in connection with his appointment as our Senior Vice President and Chief Financial Officer on March 31, 2020. In an effort to focus on generating returns and cash flow in light of commodity price volatility and lower customer demand for our services as a result of the

COVID-19 pandemic during 2020, on April 1, 2020, Ms. Fox, and Messrs. Crombie, Sirkes and Moore agreed to 15% salary reductions. In connection with the salary reductions, our Named Executive Officers (other than Mr. Roeder) entered into letter agreements, which we refer to as the “NEO Letter Agreements,” with our subsidiary, Nine Energy Service, LLC (the “Employer”). Pursuant to the NEO Letter Agreements, our Named Executive Officers (other than Mr. Roeder) waived their rights to terminate their employment for “good reason” under their Employment Agreements (as defined below) as a result of the salary reductions. In addition, the NEO Letter Agreements provide that, for purposes of calculating potential severance amounts under the Employment Agreements in connection with certain terminations of employment, our Named Executive Officers’ base salaries will be deemed to be those in effect prior to the time such salary reductions became effective. The Board approved a partial salary restoration equal to 25% of the initial April 1, 2020 15% salary reductions, which partial restoration became effective as of January 1, 2021. Please see “Narrative Disclosure to Summary Compensation Table—Employment Agreements” below for more information regarding our Named Executive Officers’ Employment Agreements. Also, please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change In Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the Employment Agreements.

Annual Cash Incentive Bonus Program

Historically, the Nominating, Governance and Compensation Committee establishes an annual cash incentive bonus program for each calendar year, pursuant to which our Named Executive Officers are eligible to receive performance-based cash bonuses based on certain quantitative and qualitative performance metrics. However, as a response to sustained volatility in commodity prices and the economic downturn caused by the COVID-19 pandemic, the Nominating, Governance and Compensation Committee did not establish an annual cash incentive program or annual bonus target for our Named Executive Officers for 2020, and no employees of the Company received an annual bonus for 2020.

Employment Agreements

All of our Named Executive Officers have entered into employment agreements with the Company and the Employer. Ms. Fox entered into an amended and restated employment agreement on August 28, 2018, and Messrs. Crombie, Moore and Roeder entered into amended and restated employment agreements on November 20, 2018. Mr. Sirkes entered into an employment agreement on March 31, 2020 in connection with his promotion to our Senior Vice President and Chief Financial Officer. We refer to the employment agreements herein collectively as the “Employment Agreements.”

The Employment Agreements provide for a three-year initial term with automatic renewals for additional one-year periods unless either the applicable Named Executive Officer or the Employer gives written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

The Employment Agreements provide for initial annualized base salaries and initial annual bonus opportunities under the Company’s annual cash incentive bonus program based on the achievement of certain performance targets established by the Board or the Nominating, Governance and Compensation Committee. Please see “Narrative Disclosure to Summary Compensation Table—Base Salary” and “Narrative Disclosure to Summary Compensation Table—Annual Cash Incentive Bonus Program” above for a discussion of our Named Executive Officers’ base salaries and the Company’s annual cash incentive bonus program, respectively. In addition, pursuant to the Employment Agreements, the Named Executive Officers are eligible to receive annual equity compensation awards pursuant to the Stock Plan on such terms and conditions as determined by the Board or a committee thereof. While employed under the Employment Agreements, the executives are eligible for certain additional benefits, including reimbursement of reasonable business expenses, paid vacation, and participation in the Company’s benefit plans or programs.

The Employment Agreements provide for certain severance benefits upon a resignation by the applicable executive for “good reason” or upon a termination by the Employer without “cause.” Please see the section entitled “Additional Narrative Disclosure—Potential Payments upon Termination or Change In Control” below for more details regarding the severance benefits provided to our Named Executive Officers under the Employment Agreements.

The Employment Agreements also contain certain restrictive covenants, including provisions that create restrictions, with certain limitations, on our Named Executive Officers competing with the Company and its affiliates, soliciting any customers, or soliciting or hiring Company employees or inducing them to terminate their employment. These restrictions are generally intended to apply during the term of the Named Executive Officers’ employment with the Company and for the one-year period following termination of employment.

2011 Stock Plan

We provide grants of equity-based awards to our employees (including our Named Executive Officers) and our non-employee directors pursuant to our Stock Plan in order to align their interests with those of our stockholders. On April 4, 2020, our Named Executive Officers (other than Mr. Roeder) were granted time-based restricted stock awards, which will vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the continued service of our Named Executive Officers. For 2020, our Nominating, Governance and Compensation Committee determined that granting performance share unit awards, which vest based on the Company’s performance relative to applicable pre-established performance metrics would not be appropriate in light of sustained volatility in commodity prices and the economic downturn caused by the COVID-19 pandemic. In 2019, our Named Executive Officers were granted equity-based awards pursuant to the Stock Plan based on a target award allocation for each of our Named Executive Officers, which targeted allocation consisted of time-based restricted stock awards and performance share unit awards, which will vest based on the Company’s relative total stockholder return compared to the total stockholder return of a pre-established group of peer companies over a three-year performance period.

Other Compensation Elements

We offer participation in broad-based retirement, health and welfare plans to all of our employees. We currently maintain a retirement plan intended to provide benefits under Section 401(k) of the Code. Under the 401(k) plan, eligible employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. See “Additional Narrative Disclosure—Retirement Benefits” for more information. In addition, minimal perquisites have historically been provided to our Named Executive Officers, including company-provided vehicles for certain of our Named Executive Officers.

Role of Compensation Consultants in 2020 Compensation Decisions

Our Nominating, Governance and Compensation Committee, in overseeing the compensation of our non-employee directors and our executive compensation program, employs several analytic tools and considers information from multiple resources. Subject to Board approval in certain circumstances, the Nominating, Governance and Compensation Committee has the sole authority to make final decisions with respect to our executive compensation program, and the Nominating, Governance and Compensation Committee is not obligated to utilize the input of other parties.

Our Nominating, Governance and Compensation Committee has the authority to engage a compensation consultant at any time if the Nominating, Governance and Compensation Committee determines that it would be appropriate to consider the recommendations of an independent, outside source. During 2020, the Committee engaged CAP, an independent compensation consultant. CAP reviewed both our executive compensation program and our non-executive director compensation program for 2020 and produced compensation reports for the Nominating, Governance and Compensation Committee over the course of 2020. These reports were utilized by the Nominating, Governance and Compensation Committee when making certain compensation decisions for the executives and the non-executive directors for 2020.

CAP also provided the Nominating, Governance and Compensation Committee with recommendations and advice during the process of selecting an appropriate peer group for 2020 compensation purposes. The Nominating, Governance and Compensation Committee informed CAP that its general criteria for selecting a peer group consisted of:

•	companies that are direct competitors for the same space, products and/or services;

•	companies that compete with us for the same executive talent;

•	companies in a similar Standard Industrial Classification (SIC) code or industry sector;

•	companies that are generally subject to the same market conditions (or, more specifically, oilfield services companies); and

•	companies that are tracked similarly or that are considered comparable investments by outside analysts.

The Nominating, Governance and Compensation Committee and CAP determined that an appropriate peer group should consist of approximately 15 peer companies and companies that are most statistically related to us with a similar revenue size. After consultation with management and analyzing the research completed by CAP, the Nominating, Governance and Compensation Committee determined that our 2020 peer group should consist of the following 14 companies:

• Basic Energy Services, Inc.	• Newpark Resources
• Forum Energy Technologies, Inc.	• Oil States International, Inc.
• Helix Energy Solutions Group	• ProPetro Holding Corp.
• Independence Contract Drilling	• RPC, Inc.
• Keane Group	• Select Energy Services
• Key Energy Services, Inc.	• Superior Energy Services
• Liberty Oilfield Services	• TETRA Technologies, Inc.

The above peer group is utilized by the Nominating, Governance and Compensation Committee for purposes of making decisions regarding base salaries, bonus targets and metrics and long-term incentive award benchmarking.

Stock Ownership Guidelines

In March 2019, our Nominating, Governance and Compensation Committee adopted stock ownership guidelines applicable to our senior executives, including our Named Executive Officers, and all non-employee directors of the Company. The stock ownership guidelines are intended to encourage significant ownership of the Company’s common stock by the individuals covered by the policy and to align the personal interests of such covered persons with the interests of our stockholders. The details of the stock ownership guidelines are outlined below.

Required Ownership Multiple:	Chief Executive Officer:	5 times annual base salary
	Executive Vice Presidents:	3 times annual base salary
	Senior Vice Presidents:	2 times annual base salary
	Non-Employee Directors:	3 times annual cash retainer (including applicable chairman and committee fees)
Time to Meet Ownership Requirement:	Five years from the later of March 6, 2019 and the date appointed or elected to a participating position.
Restrictions on the Transfer of Shares Prior to Meeting Ownership Requirements:

Covered persons are prohibited from selling or otherwise disposing of any of our common stock unless at the time of such sale or other transfer (and on a pro forma basis after giving effect to such sale or transfer) such covered person holds an aggregate value of qualifying shares of our common stock equal to the applicable ownership multiple set forth above, subject to certain exceptions set forth in the stock ownership guidelines.

Common Stock that Counts Towards Requirement:

Generally, the following shares of common stock count towards the applicable ownership requirement: (i) shares owned directly (or beneficially by a family member or trust), (ii) shares subject to vested stock options or performance-based equity awards and (iii) shares subject to vested or unvested time-based restricted shares or restricted stock units counts towards the applicable ownership requirement.

Compliance with our stock ownership guidelines is measured annually. Taking into account the applicable time to meet the above ownership requirements, the minimum number of qualifying shares of our common stock held by each covered person will generally be calculated on the first trading day of the applicable calendar year based on the closing price of our common stock on the preceding trading day.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table reflects information regarding outstanding equity and equity-based awards held by our Named Executive Officers as of December 31, 2020.

			Option Awards(1)				Stock Awards
Name	Award Type	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Shares or Units of Stock that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock that Have Not Vested ($)(5)
Ann G. Fox	Restricted Stock	4/6/2020					240,651	$654,571
	Performance Share Unit	3/11/2019							24,231	$65,908
	Restricted Stock	3/11/2019					37,692	$102,522
	Restricted Stock	4/4/2018					32,050	$87,176
	Stock Option	3/20/2017	31,235		$31.18	3/20/2027
	Stock Option	7/15/2015	167,574		$41.39	7/15/2025
	Stock Option	2/28/2013	6,284		$23.86	2/28/2023

David Crombie	Restricted Stock	4/6/2020					160,434	$436,380
	Performance Share Unit	3/11/2019							16,154	$43,939
	Restricted Stock	3/11/2019					25,128	$68,348
	Restricted Stock	4/4/2018					19,230	$52,306
	Stock Option	3/20/2017	9,622		$31.18	3/20/2027

Guy Sirkes (6)	Restricted Stock	4/6/2020					90,496	$246,149
	Restricted Stock	3/25/2019					6,784	$18,452

Theodore R. Moore	Restricted Stock	4/6/2020					88,813	$241,571
	Performance Share Unit	3/11/2019							8,942	$24,322
	Restricted Stock	3/11/2019					13,910	$37,835
	Restricted Stock	4/4/2018					11,540	$31,389
	Stock Option	3/20/2017	8,017		$31.18	3/20/2027

Clinton Roeder (7)	Performance Share Unit	3/11/2019							9,112	$24,785
	Stock Option	1/23/2018	32,102		$23.00	1/23/2028

(1)

Generally, the option awards reported in these columns vested in three equal installments on the first three anniversaries of the date of grant of such awards. The final unvested portion of the option awards granted to Ms. Fox and Messrs. Crombie, Moore and Morgan on March 20, 2017 vested on March 20, 2020. One-half of the remaining unvested portion of the option award granted to Mr. Roeder on January 23, 2018 vested on January 23, 2020, and the final unvested portion, originally scheduled to vest on January 23, 2021, vested on March 31, 2020 pursuant to Mr. Roeder’s Separation Agreement.

(2)

Generally, the restricted stock awards reported in these columns are subject to the applicable Named Executive Officer’s continued employment through each applicable vesting date and will vest in accordance with the following time-based vesting conditions: (i) the restricted stock awards granted on April 6, 2020 will vest in equal installments on April 6 of each of 2021, 2022 and 2023, (ii) the remaining unvested portion of the restricted stock awards granted on March 11, 2019 will vest in equal installments on March 11 of each of 2021 and 2022, (iii) the remaining unvested portion of the restricted stock award granted to Mr. Sirkes on March 25, 2019 will vest in equal installments on March 25 of each of 2021 and 2022, and (iv) the remaining unvested portion of the restricted stock awards granted to Ms. Fox and Messrs. Crombie and Moore on April 4, 2018 will vest on April 4, 2021.

(3)

The amounts in this column were calculated by multiplying the applicable number of shares of restricted stock held by our Named Executive Officers by $2.72, the closing price of our common stock on the New York Stock Exchange on December 31, 2020.

(4)

The performance share unit awards granted to each of the Named Executive Officers on March 11, 2019 will vest following the Nominating, Governance and Compensation Committee’s certification of the level of achievement of our total shareholder return relative to the members of our performance peer group over the three-year performance period beginning January 1, 2019 and ending December 31, 2021. The number of outstanding performance share units reported reflects the target number of shares that could be delivered pursuant to the March 11, 2019 performance share unit awards, as determined based on our relative total shareholder return ranking as of December 31, 2020, which was between the threshold and target performance levels. This estimate is not necessarily indicative of what the payout percentage earned will be at the end of the performance period.

(5)

The amounts in this column were calculated by multiplying the applicable number of performance share units reported by $2.72, the closing price of our common stock on the New York Stock Exchange on December 31, 2020. This amount assumes the attainment of the target level of performance and is not necessarily indicative of what the payout percentage earned will be at the end of the performance period, or December 31, 2021.

(6)

Mr. Sirkes was appointed as our Senior Vice President and Chief Financial Officer on March 31, 2020. Although Mr. Sirkes’ compensation information is not required to be disclosed in the Outstanding Equity Awards at 2020 Fiscal Year-End table pursuant to SEC rules, information relating to his outstanding equity awards is included here, as we view such disclosure as beneficial and relevant to our stockholders since Mr. Sirkes serves as our Senior Vice President and Chief Financial Officer and is an integral part of our executive leadership team.

(7)	Mr. Roeder’s employment with the Company ended on March 31, 2020.

Additional Narrative Disclosure

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code where employees, including our Named Executive Officers, are allowed to contribute portions of their base compensation to a tax-qualified retirement account. For the first quarter of 2020, the Company provided matching contributions equal to 100% of elective deferrals up to 3% of eligible compensation and 50% of elective deferrals from 3% to a maximum of 5% of eligible compensation, subject to the applicable contributions limits. These matching contributions were immediately fully vested In April 2020, we suspended Company matching contributions under the 401(k) plan for all employees in responses to the decline in oil and natural gas prices and the worldwide coronavirus outbreak in early 2020.

Potential Payments upon Termination or Change in Control

The Employment Agreements provide for potential severance benefits in connection with certain terminations of employment. The Employment Agreements provide that, in the event a Named Executive Officer’s employment terminates by reason of his or her death or “disability” (as defined in “Additional Narrative Disclosure—Applicable Definitions” below), then, provided that the applicable executive (or, if applicable, his or her estate) timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in his or her Employment Agreement, a prorated portion of the applicable executive’s outstanding equity-based awards will become immediately vested on the date of such termination (determined based on target performance for awards then subject to a performance condition). Outstanding stock options that have become vested as of the date of such termination (determined after giving effect to the foregoing sentence) will remain exercisable through the earlier of one year after the date of such termination or the original expiration date of such stock options.

The Employment Agreements also provide that, if a Named Executive Officer’s employment is terminated (i) by the Employer without “cause,” including upon the expiration of the then-existing initial term or renewal term, as applicable, as a result of the Employer’s non-renewal of the term of his or her Employment Agreement, or (ii) by the applicable executive for “good reason” (each, a “Qualifying Termination”), then, provided that the applicable executive timely executes and does not revoke a release in a form acceptable to the Employer and abides by the restrictive covenants included in his or her Employment Agreement, the applicable executive will be eligible to receive:

•	a severance payment, payable in 12 substantially equal installments, in an aggregate amount equal to (i) two in the case of Ms. Fox, one and one-half in the case of Mr. Crombie and one in the case of

Messrs. Sirkes, Moore and Roeder (in each case, the “Severance Multiple”) multiplied by (ii) the sum of: (x) the applicable executive’s base salary for the year in which such termination occurs and (y) the applicable executive’s then-current target annual bonus;

•	a prorated annual bonus for the year in which such Qualifying Termination occurs, subject to achievement of the applicable performance criteria;

•

if the applicable executive elects COBRA continuation coverage, monthly reimbursement for the amount paid by the applicable executive to continue such coverage for up to 18 months following the date of such Qualifying Termination; and

•

accelerated vesting of all outstanding time-based equity awards held by the applicable executive on the date of such Qualifying Termination; provided, however, that equity awards subject to performance requirements will not accelerate and will remain outstanding and eligible to vest subject to the terms and conditions set forth in the applicable award agreement (outstanding stock options that have become vested as of the date of such Qualifying Termination (after giving effect to the foregoing) will remain exercisable through the earlier of the date that is one year after the date of such termination or the original expiration date of such stock options).

In the event a Named Executive Officer experiences a Qualifying Termination or his or her employment terminates by reason of his or her death or disability, in each case, within the 24-month period immediately following a “corporate change” (as defined in the Stock Plan), then the applicable executive will be eligible to receive the payments and benefits described above, except that: (i) the applicable executive’s Severance Multiple will be increased from two to three in the case of Ms. Fox, from one and one-half to two and one-half in the case of Mr. Crombie and from one to two in the case of Messrs. Sirkes, Moore and Roeder; and (ii) all outstanding equity awards held by the applicable executive on the date of such Qualifying Termination will become immediately fully vested (determined based on target performance for awards then subject to performance requirements). Outstanding stock options that have become vested as of the date of such termination (determined after giving effect to the foregoing sentence) will remain exercisable through the earlier of one year after the date of such termination or the original expiration date of such stock options.

For 2020, our Named Executive Officers’ target bonus opportunities were 100% of base salary for Ms. Fox, 85% of base salary for Mr. Crombie and 80% of base salary for Messrs. Sirkes, Moore and Roeder. However, as discussed above in the section entitled “Narrative Disclosure to Summary Compensation Table—Annual Cash Incentive Bonus Program,” neither the Board nor the Nominating, Governance and Compensation Committee established an annual bonus program for 2020. In addition, as discussed in the section entitled “Narrative Disclosure to Summary Compensation Table—Base Salary” above, the NEO Letter Agreements provide that, for purposes of calculating potential severance amounts under the Employment Agreements in connection with a Qualifying Termination, our Named Executive Officers’ base salaries will be deemed to be those in effect prior to the time such salary reductions became effective.

On March 31, 2020, the Company (for limited purposes) and the Employer entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Mr. Roeder in connection with the termination of his employment as our Senior Vice President and Chief Financial Officer, effective as of March 31, 2020 (the “Separation Date”). The Separation Agreement provides for the payment of certain severance payments and benefits to Mr. Roeder in accordance with the terms of his Employment Agreement. In accordance with the terms of Mr. Roeder’s Employment Agreement, the Separation Agreement provides that Mr. Roeder will be entitled to receive: (i) a severance payment in an aggregate amount equal to $684,000, which amount is equal to the product of Mr. Roeder’s Severance Multiple of one multiplied by the sum of his annualized base salary of $380,000 in effect as of the Separation Date and Mr. Roeder’s target annual bonus of 80% of his base salary, payable over the 12-month period following the Separation Date; and (ii) if Mr. Roeder elects to continue coverage for himself and his spouse and eligible dependents under the Employer’s group health plan pursuant to COBRA, monthly reimbursement of the amount Mr. Roeder pays to effect and continue such coverage until the earlier of the date he is no longer eligible for COBRA coverage, the date he becomes eligible to receive such coverage under another employer’s group medical plan or 18 months following the Separation Date. Under the Separation Agreement, Mr. Roeder is also entitled to a prorated annual bonus for the 2020 calendar year; however, as discussed in the section entitled “Narrative Disclosure to Summary Compensation Table—Annual Cash Incentive Bonus Program” above, no bonus program was established with respect to the 2020 calendar year. In addition, in accordance with Mr. Roeder’s Employment Agreement, the Separation Agreement also provides that (a) Mr. Roeder’s outstanding equity awards subject to time-based vesting conditions immediately vested in full as of the Separation Date; (b) Mr. Roeder’s outstanding equity awards subject to performance-based vesting conditions will remain outstanding and eligible to vest, subject to the terms and conditions of the applicable award agreement pursuant to which such awards were granted, and (c) all outstanding stock options held by Mr. Roeder as of the Separation Date will remain exercisable through the earlier of the date that is one year after the Separation Date or the original expiration date.

The Separation Agreement includes a customary release of claims by Mr. Roeder in favor of the Company and its affiliates, and Mr. Roeder’s eligibility and entitlement, if any, to each severance payment and benefit described above was subject to the non-revocation of such release of claims. In addition, the Separation Agreement provides that Mr. Roeder shall remain subject to confidentiality and certain other restrictive covenant obligations in his Employment Agreement.

Applicable Definitions

The Employment Agreements provide that “cause” generally means that the applicable executive has: (i) engaged in gross negligence or willful misconduct in the performance of his or her duties; (ii) willfully breached any material provision of his or her Employment Agreement, any other written agreement between the Company and the applicable executive or any of the Company’s corporate policies or codes of conduct; (iii) willfully engaged in conduct that is injurious to the Company; or (iv) committed, pleaded no contest to or received deferred adjudication with respect to a felony or any crime or misdemeanor involving fraud, dishonesty or moral turpitude that results in material harm to the Company. In addition, the Employment Agreements provide that certain notice and cure provisions must be satisfied in order for a termination of employment for cause to be effective.

The Employment Agreements provide that “good reason” generally means: (i) a material diminution in the applicable executive’s base salary, other than as part of a decrease of up to 10% of the base salaries of all executive officers; (ii) the relocation of the applicable executive’s principal place of employment by more than 75 miles from his or her principal place of employment as of the effective date of his or her Employment Agreement; (iii) a material diminution in the applicable executive’s authority, duties or responsibilities; (iv) the assignment of duties or responsibilities that are materially inconsistent with the authority, duties or responsibilities of the applicable executive’s responsibilities as set forth in his or her Employment Agreement; or (v) in the case of Ms. Fox, the Company’s failure to nominate her for re-election to our Board and to use reasonable efforts to have her re-elected in connection with any election of directors upon the expiration of Ms. Fox’s then-current term on our Board. In addition, the Employment Agreements provide that certain notice and cure provisions must be satisfied in order for a termination of employment for good reason to be effective. As discussed in the section entitled “Narrative Disclosure to Summary Compensation Table—Base Salary” above, pursuant to the NEO Letter Agreements, our Named Executive Officers (other than Mr. Roeder) waived their right to terminate their employment for “good reason” under their Employment Agreements (as defined below) as a result of the salary reductions that became effective as of April 1, 2020.

Generally, a disability will exist under the Employment Agreements if the applicable executive is unable to perform his or her duties or fulfill his or her obligations under the applicable executive’s Employment Agreement by reason of any physical or mental impairment for a continuous period of not less than three months.

The Stock Plan generally provides that a “corporate change” will occur if: (i) the Company is not the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary); (ii) the Company sells, leases, or exchanges or agrees to sell, lease, or exchange substantially all of its assets to any other person or entity; (iii) the Company is to be dissolved and liquidated; (iv) any person or entity acquires or gains ownership or control (including, voting power) of more than 50% of the outstanding shares of the Company’s voting stock; or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

Director Compensation

In connection with our IPO, we adopted compensation guidelines for our non-employee directors (the ”Non-Employee Director Compensation Guidelines”). Under the Non-Employee Director Compensation Guidelines, our non-employee directors are generally eligible to receive compensation for services they provide to us consisting of retainers and equity compensation as described below. During the first quarter of 2020, each non-employee director was eligible to receive the following for their service on the Board pursuant to the Non-Employee Director Compensation Guidelines:

•	A quarterly retainer of $17,500;

•	An additional quarterly retainer of $7,500 for the Chairman of the Board; and

•	An additional quarterly retainer of $3,750 for the non-employee director serving as the Chairman of the Audit Committee;

•	An additional quarterly retainer of $3,125 for the non-employee director serving as Chairman of the Nominating, Governance and Compensation Committee; and

•

An additional quarterly retainer of $1,250 per committee for each non-employee director serving on the Audit Committee and the Nominating, Governance and Compensation Committee not in the role of Chairman.

In response to sustained volatility in commodity prices and the economic downturn caused by the COVID-19 pandemic, our non-employee directors (other than Messrs. D. Baldwin and Waite), determined that it would be in the best interests of the Company to reduce the amount of their quarterly retainers, including Chairman and committee retainers, to 50% of the amount of such retainers in effect for the first quarter of 2020. The quarterly retainers for Messrs. D. Baldwin and Waite, as affiliates of SCF, were reduced to 25% of amount of such retainers in effect for the first quarter of 2020. These reduced retainers remained in effect for the remainder of 2020 following the first quarter.

In addition to cash compensation, our non-employee directors are eligible to receive annual equity-based compensation consisting of restricted stock awards under the Stock Plan. Historically, annual restricted stock awards were granted with an aggregate grant date value equal to $100,000 or, in the case of the Chairman of the Board, $150,000. However, similar to the reduction in quarterly retainer fees, our non-employee directors determined that the amount of the annual restricted stock award grants should be reduced in connection with commodity price volatility experienced in 2020 and the COVID-19 pandemic. The grant date fair value of the reduced restricted stock awards granted to our non-employee directors in April 2020 pursuant to the Stock Plan, as computed in accordance with FASB ASC Topic 718, are reflected in the table below. Generally, the forfeiture restrictions applicable to the restricted stock awards lapse on the one-year anniversary of the date of grant of such awards. The restricted stock awards granted to our non-employee directors are subject to the terms and conditions of the Stock Plan and the award agreements pursuant to which such awards are granted. Each non-employee director is also reimbursed for travel and miscellaneous expenses to attend meetings and activities of the Board or its committees.

Ms. Fox, as an employee of the Company, does not receive compensation for her service on the Board.

The following table summarizes the compensation awarded or paid to the members of the Board for the fiscal year ended December 31, 2020.

	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)(3)	Total ($)
Ernie L. Danner	$62,500	$17,036	$79,536
David C. Baldwin	$30,625	$5,678	$36,303
Mark E. Baldwin	$53,125	$11,357	$64,482
Curtis F. Harrell	$50,000	$11,357	$61,357
Scott E. Schwinger	$51,563	$11,357	$62,919
Gary L. Thomas	$50,000	$11,357	$61,357
Andrew L. Waite	$30,625	$5,678	$36,303
Darryl K. Willis	$50,000	$11,357	$61,357

(1)

Amounts reported in this column reflect annual cash retainer amounts received by our non-employee directors for service on our Board. As described above, for the first quarter of 2020, our directors received quarterly retainer payments of $17,500, and, for the remainder of 2020, our directors received quarterly retainers reduced by either one-half or three-quarters of those in effect for the first quarter of 2020. In addition, for the first quarter of 2020, Mr. Danner received an additional quarterly retainer of $7,500 for his service as Chairman of the Board, which quarterly retainer was reduced by one-half for the remainder of 2020. Mr. M. Baldwin received an additional quarterly retainer of $3,750 for his service as Chairman of the Audit Committee for the first quarter of 2020, which quarterly retainer was reduced by one-half for the remainder of 2020. Mr. Schwinger received an additional quarterly retainer of $3,125 for his service as Chairman of the Nominating, Governance and Compensation Committee for the first quarter of 2020, which quarterly retainer was reduced by one-half for the remainder of 2020. Finally, directors serving on the Audit Committee and the Nominating, Governance and Compensation Committee not in the role of Chairman received an additional quarterly retainer of $1,250 per committee for the first quarter of 2020, which quarterly retainer was reduced by one-half for the remainder of 2020.

(2)

On April 6, 2020, our non-employee directors received the following restricted stock awards: 6,653 restricted shares for Messrs. D. Baldwin and Waite, 13,306 shares restricted shares for Messrs. M. Baldwin, Harrell, Schwinger, Thomas, and Willis, and 19,960 restricted shares for Mr. Danner. The restricted stock awards vest on April 6, 2021. The amounts reflected in the “Stock awards” column represent the grant date fair value of restricted stock awards granted to our non-employee directors in April 2020 pursuant to the Stock Plan, as computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional detail regarding assumptions underlying the value of these awards.

(3)

On January 23, 2018, in connection with the completion of our IPO and in recognition of his services on our Board in 2017 and 2018, Mr. Schwinger received a restricted stock award of 5,435 restricted shares of common stock, which award vested in full on January 23, 2021 (the third anniversary of the grant date). Mr. Schwinger was appointed to our Board on May 25, 2017 and did not receive a new director restricted stock award in advance of our IPO. On March 20, 2017, Mr. Danner was granted a stock option award covering 24,052 shares of our common stock, which vested and became exercisable in in three equal installments on March 20 of each of 2018, 2019, and 2020. As of December 31, 2020, Mr. Danner’s stock option award was outstanding and fully vested and exercisable. Prior to being appointed as a director, Mr. Harrell received stock option awards on June 1, 2016, June 1, 2015 and July 7, 2014 covering 2,367, 1,508 and 1,516 shares of our common stock, respectively, which stock option awards vested in four equal installments on the first four anniversaries of the date of grant. As of December 31, 2020, all of Mr. Harrell’s stock option award was outstanding and fully vested and exercisable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Board adopted a written related person transactions policy prior to the completion of our IPO, under which a “Related Person Transaction” is defined pursuant to Item 404 of Regulation S-K. Pursuant to this policy, the Audit Committee expects to review all material facts of all Related Person Transactions and either approve or disapprove entry into the Related Person Transaction, subject to certain limited exceptions.

In determining whether to approve or disapprove entry into a Related Person Transaction, the Audit Committee expects to take into account, among other factors, the following: (i) whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the Related Person’s interest in the transaction. Further, the policy would require that all Related Person Transactions required to be disclosed in our filings with the SEC be so disclosed in accordance with applicable laws, rules and regulations.

As part of the acquisition of Crest Pumping Technologies, LLC (“Crest”) in 2014, the Company issued promissory notes totaling $9.4 million to former owners of Crest, including David Crombie, who is an executive officer of the Company. The principal was due on June 30, 2019. The interest rate was based on the prime rate, the federal funds rate, or LIBOR, plus a margin to be determined in connection with the Company’s credit agreement and was due quarterly. Mr. Crombie paid $1.8 million during 2016 to pay his promissory note in full. At December 31, 2018, the outstanding principal balance of the notes of the remaining individuals totaled $7.6 million and unpaid interest, included in “Prepaid expenses and other current assets” in the Company’s Consolidated Balance Sheets, totaled $10,000. During the second quarter of 2019, the Company received the full principal balance of the notes outstanding as well as all unpaid interest.

The Company leases office space, yard facilities, and equipment and purchases building maintenance services from entities owned by Mr. Crombie. Total lease expense and building maintenance expense associated with these entities was $0.8 million for both the years ended December 31, 2020 and 2019. The Company also purchased of equipment of $1.6 million and $1.4 million for the years ended December 31, 2020 and 2019, respectively, from an entity in which Mr. Crombie is a limited partner. There were outstanding payables due to this entity relating to equipment purchases of $0.2 million and $0.1 million at December 31, 2020 and 2019, respectively.

In addition, the Company leases office space in Corpus Christi and Midland, Texas from an entity affiliated with Warren Lynn Frazier, a beneficial owner of more than 5% of the Company’s stock. In the third quarter of 2020, another entity affiliated with Mr. Frazier began to sub-lease a portion of such space in Corpus Christi, Texas from the Company. Total rental expense associated with this office space, net of sub-leasing income, was $1.3 million and $1.5 million for the years ended December 31, 2020 and 2019, respectively. There were net outstanding payables due to the entity of $0.1 million at December 31, 2020. Additionally, on June 30, 2020, the Company issued the Magnum Promissory Notes to the sellers of Magnum, including Mr. Frazier. At December 31, 2020, the outstanding principal balance payable to Mr. Frazier was $1.9 million.

The Company purchases cable for its wireline trucks from an entity owned by Forum Energy Technologies (“Forum”). Forum is partially owned by entities controlled by SCF, one of our principal stockholders. The Company was billed $0.5 million and $1.9 million for cable during the years ended December 31, 2020 and 2019, respectively. There were outstanding payables due to the entity of $0.1 million and $0.3 million at December 31, 2020 and 2019, respectively. The Company purchases coiled tubing string from another entity owned by Forum. The Company was billed $4.6 million and $8.0 million for coiled tubing string during the years ended December 31, 2020 and 2019, respectively. There were outstanding payables due to the entity of $0.9 million at both December 31, 2020 and 2019.

The Company provides services to Citation Oil & Gas Corp. (“Citation”), an entity of which Curtis F. Harrell is an executive officer. The Company billed $0.4 million for services provided to Citation during the year ended December 31, 2019.

The Company purchases chemical additives used in cementing from Select Energy Services, Inc. (“Select”). Select is partially owned by entities controlled by SCF, one of our principal stockholders. The Company was billed $1.2 million and $2.1 million for chemicals during the years ended December 31, 2020 and 2019, respectively. There were outstanding payables due to this entity of $0.2 million and $0.1 million at December 31, 2020 and 2019, respectively.

The Company provides products and rentals to National Energy Reunited Corp. (“NESR”). NESR is partially owned by an entity controlled by SCF, one of our principal stockholders. The Company billed NESR $1.6 million for products and rentals and issued credit memos of $0.5 million during the year ended December 31, 2020. The Company billed NESR $0.9 million during the year ended December 31, 2019, and additionally, during the fourth quarter of 2019, the Company sold coiled tubing equipment for $5.9 million to NESR with payments due in 24 monthly equal installments beginning on January 31, 2020. Total outstanding receivables due to the Company from NESR (inclusive of the equipment sale above) were $3.7 million and $6.8 million at December 31, 2020 and 2019, respectively.

On June 5, 2019, Ann G. Fox, President and Chief Executive Officer and a director of the Company, was elected as a director of Devon Energy Corporation (“Devon”). The Company generated revenue from Devon of $5.8 million and $18.4 million for the years ended December 31, 2020 and 2019, respectively. There were outstanding receivables due from Devon of $0.4 million and $1.0 million at December 31, 2020 and 2019, respectively.

EXPENSES OF SOLICITATION

The accompanying proxy is solicited by and on behalf of the Board, and the cost of such solicitation will be borne by the Company, including the cost of the preparation, assembly, printing, mailing and posting of the Proxy Materials and any additional information furnished to our stockholders in connection with the Annual Meeting. Broadridge Financial Solutions (“Broadridge”) will distribute proxy materials to beneficial owners of common stock held on the record date by such persons on behalf of banks, brokers and other nominees. AST Financial will distribute proxy materials to registered shareholders and will also provide voting and tabulation services for the Annual Meeting. We also have retained D.F. King & Co., Inc. (“D.F. King”) to aid in the distribution of Proxy Materials. D.F. King may also solicit proxies by personal interview, mail, telephone and electronic communication. For these services, we will pay D.F. King a fee of approximately $9,500 and reimburse it for certain expenses. Solicitations also may be made by personal interview, mail, telephone, and electronic communications by directors, officers, and other employees of the Company. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith.

OTHER MATTERS

As of the date of this Proxy Statement there are no other matters that we intend to present, or have reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

PROPOSALS OF STOCKHOLDERS

To be considered for inclusion in the proxy statement and proxy card for the 2022 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the Corporate Secretary of Nine Energy Service, Inc., at the address of our principal offices (see “General” on page 1 of this Proxy Statement), and must be received no later than the close of business on November 8, 2021. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Our Bylaws include separate advance notice provisions applicable to stockholders desiring to bring nominations for directors before an annual stockholders meeting other than to bring proposals before an annual stockholders meeting other than pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of Nine Energy Service, Inc. regarding such nominations or proposals and provide the information and satisfy the other requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2022 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must provide the information set forth in the Bylaws to the Secretary of Nine Energy Service, Inc. no earlier than the close of business January 3, 2022 and no later than the close of business February 2, 2022. However, if we hold the 2022 Annual Meeting of Stockholders more than 30 days after the anniversary of the 2021 Annual Meeting date, then the information must be received no earlier than the 120th day prior to the 2022 Annual Meeting date, and not later than (i) the 90th day prior to the 2022 Annual Meeting date or (ii) the tenth day after public disclosure of the 2022 Annual Meeting date, whichever is later. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements set forth in our Bylaws and the applicable rules and regulations of the SEC.

HOUSEHOLDING; AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

AND PROXY STATEMENT

We are providing our notice of the Annual Meeting, access to the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) via the “Notice and Access” method. For those stockholders who request paper copies of the foregoing documents and share the same last name and address, they may receive one copy of the Annual Report and Proxy Statement, unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Each street name stockholder receiving this Proxy Statement by mail will continue to receive a separate voting instruction form.

If you would like an additional copy of the 2020 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting our website at https://investor.nineenergyservice.com. Alternatively, we will promptly send a copy of these documents to you without charge upon request by mail to Investor Relations, Nine Energy Service, Inc., 2001 Kirby Drive, Suite 200, Houston, TX 77019, or by calling 281-730-5113.

Annex A

FIRST AMENDMENT TO THE

NINE ENERGY SERVICE, INC.

2011 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017 (the “Plan”), is effective March 5, 2021, subject to approval by the Company’s stockholders (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Nine Energy Service, Inc., a Delaware corporation (the “Company”), previously adopted the Plan pursuant to which the Company is authorized to grant equity and equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XVII of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time, including to increase the aggregate maximum number of shares that may be issued under the Plan with the approval of the Company’s stockholders;

WHEREAS, the Board desires to amend the plan to increase the aggregate maximum number of shares common stock, par value $0.01 per share, of the Company available for issuance under the Plan by 1,300,000 shares, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 3, 2021 (the “Annual Meeting”).

NOW, THEREFORE, the Plan shall be amended as follows, effective as of the Effective Date:

1.    Paragraph V(a) of the Plan shall be deleted in its entirety and the following substituted therefor:

“Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XVI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, from and after the Effective Date shall not exceed 1,587,621 shares of Common Stock. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan.”

2.    This Amendment shall be and is hereby incorporated in and forms a part of the Plan, and, as amended hereby, the Plan is specifically ratified and reaffirmed.

3.    All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

4.    Notwithstanding anything to the contrary herein, in the event the stockholders of the Company do not approve this Amendment at the Annual Meeting, then this Amendment shall not become effective and shall terminate as of the date of the Annual Meeting.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Company has caused the execution of this Second Amendment by its duly authorized officer, effective as of the Effective Date.

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

SIGNATURE PAGE TO

FIRST AMENDMENT TO

2011 STOCK INCENTIVE PLAN

A-2

ANNUAL MEETING OF STOCKHOLDERS OF Nine NINE ENERGY SERVICE, INC. May 3, 2021 PROXY VOTING INSTRUCTIONS INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet, please visit https://web.lumiagm.com/238810512 (password: nine2021) and be sure to have your control number available. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - https://investor.nineenergyservice.com Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330300000000001000 2 050321 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THESE NOMINEES FOR DIRECTOR IN PROPOSAL 1, A VOTE “FOR” PROPOSAL 2, AND A VOTE “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x] 1. Election of Class III Directors [    ] FOR ALL NOMINEES [    ] WITHHOLD AUTHORITY FOR ALL NOMINEES [    ] FOR ALL EXCEPT (See instructions below) NOMINEES: O Mark E. Baldwin O Ernie L. Danner O Ann G. Fox INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.[    ] 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 FOR [    ] AGAINST [    ] ABSTAIN [    ] 3. Approval of the First Amendment to the 2011 Stock Incentive Plan. [    ] [    ] [    ] This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in the manner recommended by the Board of Directors as stated herein as appropriate. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. MARK “X” HERE IF YOU PLAN TO ATTEND THE VIRTUAL MEETING. [    ] Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 NINE ENERGY SERVICE, INC. Proxy for Annual Meeting of Stockholders on May 3, 2021 This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Ann G. Fox and Theodore R. Moore, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Nine Energy Service, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card. (Continued and to be signed on the reverse side) 1.1 14475